UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party Other Than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 16, 2009

To the Stockholders of The Great Atlantic & Pacific Tea Company, Inc.:

          We will hold the Annual Meeting of Stockholders (the “Annual Meeting”) of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on Thursday, July 16, 2009, at 9:00 A.M. (E.D.T.) for the following purposes:

          1. To elect nine (9) directors of the Company, each for a term of one (1) year and until their successors are elected and qualified;

          2. To transact such other business as may properly come before the meeting and any adjournments thereof.

          The Board of Directors has fixed May 20, 2009 as the Record Date for this meeting. Only stockholders of record at the close of business on that date are entitled to receive notice and to vote at the meeting or at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder present at the Annual Meeting and, for any purpose relevant to the Annual Meeting, during ordinary business hours for at least ten (10) days prior to the Annual Meeting, at the corporate offices of the Company at the address indicated above.

          Financial and other information concerning the Company is contained in our Annual Report to Shareholders for the fiscal year ended February 28, 2009, a copy of which accompanies this proxy statement. Pursuant to new rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our fiscal 2008 Annual Report to Shareholders are available free of charge on our web site at http://aptea.com/investors.asp.

          Whether or not you plan to attend the Annual Meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card by mail, or you may vote by telephone or electronically through the Internet, as further described on the proxy card. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors

ALLAN RICHARDS
Senior Vice President, Human Resources, Labor
Relations, Legal Services & Secretary

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 PARAGON DRIVE
MONTVALE, NEW JERSEY 07645

PROXY STATEMENT

TABLE OF CONTENTS

SOLICITATION AND REVOCATION OF PROXIES	3
VOTING	3
ITEM 1— ELECTION OF DIRECTORS	3
BENEFICIAL OWNERSHIP OF SECURITIES	7
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	10
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
THE BOARD OF DIRECTORS	11
Governance of the Company	11
Board Meetings and Committees	11
Board of Director Compensation	15
Director Compensation Table	17
CERTAIN RELATIONSHIPS AND TRANSACTIONS	17
EXECUTIVE COMPENSATION	18
Compensation Discussion & Analysis	18
REPORT OF THE HUMAN RESOURCES & COMPENSATION COMMITTEE	30
SUMMARY COMPENSATION TABLE	31
ALL OTHER COMPENSATION TABLE	32
GRANTS OF PLAN-BASED AWARDS TABLE	33
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	39
OPTION EXERCISES AND STOCK VESTED TABLE	40
PENSION BENEFITS TABLE	40
NON-QUALIFIED DEFERRED COMPENSATION TABLE	41
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	42
REPORT OF THE AUDIT AND FINANCE COMMITTEE	44
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
STOCKHOLDER PROPOSALS	46

SOLICITATION AND REVOCATION OF PROXIES

          This proxy statement is furnished by the Board of Directors of the Company for use at the Annual Meeting. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the New York Stock Exchange (“NYSE”) schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary of the Company, at the address above, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about June 1, 2009. In this proxy statement, all references to the Company’s 2008 fiscal year means the period commencing on February 24, 2008 and ending on February 28, 2009 (“Fiscal 2008”).

          Voting at Meeting

          Only stockholders of record at the close of business on May 20, 2009 will be entitled to vote at the Annual Meeting. As of May 20, 2009, there were 57,896,495 shares of the Company’s $1 par value common stock (the “Common Stock”) each of which is entitled to one vote. There are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. A majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

          If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i)	by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii)	by telephone; or

(ii)	electronically through the Internet.

          Voting by Proxy Card

          Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If you own Common Stock through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

          Voting by Telephone or Through the Internet

          If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in “street name”), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 PM on July 15, 2009. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems. If your shares of Common Stock are held in “street name” for your account, your broker, bank or other nominee will advise you whether you may vote by telephone or through the Internet.

ITEM 1— ELECTION OF DIRECTORS

          Nine (9) directors are to be elected to hold office until the next annual meeting and until their successors are elected and shall qualify. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve if elected. All nominees are presently members of the Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

          Under the rules of the NYSE and the Company’s “Standards of Independence,” a majority of the Board of Directors must be comprised of directors who are independent according to the rules of the NYSE. The Board is comprised of five independent (5) and four (4) non-independent directors. In its review of director independence, the Board of Directors considers all relevant facts and circumstances, including, without limitation, all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. The Board has adopted categorical standards to assist it in making determinations of independence for directors; a copy of the Company’s Standards of Independence is available as Appendix A to the Corporate Governance Guidelines on the Company’s website, www.aptea.com, under the Corporate Governance menu/tab.

          The Board has determined that five (5) of the nine (9) nominees, namely Bobbie Gaunt, Dan Kourkoumelis, Edward Lewis, Gregory Mays and Maureen Tart-Bezer, are independent directors under the Company’s Standards of Independence and the independence requirements in the NYSE listing rules, and that the remaining nominees are not independent under those standards.

          The Board recommends a vote FOR the nominees for a one year term ending in 2010.

John D. Barline

          Mr. Barline, age 62, is and has been a member of the Board since July 9, 1996. Mr. Barline, an attorney in private practice since 1973, is currently of counsel at the law firm of Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family including Christian W. E. Haub, the Executive Chairman of the Board of the Company (the “Executive Chairman”).

          Mr. Barline is a member of the board of directors and corporate secretary of Sun Mountain Resorts, Inc. and a director of Wissoll Trading Company, Inc. and Sun Mountain Lodge, Inc., each a small closely held corporation owned primarily by the Haub family. He is also a member of the board of directors of the Le May Automobile Museum and the American Leadership Forum (ALF) Tacoma Chapter.

Dr. Jens-Jürgen Böckel

          Dr. Böckel, age 66, is and has been a member of the Board since April 29, 2004. Dr. Böckel has served as the chief financial officer of Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”) since January 1, 2000. From January 1995 through December 1999, Dr. Böckel served as chief financial officer and as a member of the executive board of Schickedanz Holding- Stiftung & Co. KG, in Fürth, Germany.

          Dr. Böckel is a member of the supervisory board of Kaiser’s Tengelmann AG, in Viersen, Germany, OBI AG, in Wermelskirchen, Germany and Messe Düsseldorf GmbH in Düsseldorf and is vice chairman of the supervisory board of Cazenove AG in Frankfurt. He is also chairman of the advisory boards of Fiege Holding Stiftung & Co. KG in Greven and Mountain Partners AG, Wädenswil/Zurich in Switzerland and is a member of the advisory board of Keiper Recaro Group in Kaiserslautern. Dr. Böckel serves as senior advisor for Hauck & Aufhäuser Investment Banking in Frankfurt.

Bobbie Andrea Gaunt

          Ms. Gaunt, age 62, is and has been an independent member of the Board since May 15, 2001. Ms. Gaunt was elected an officer and vice president of the Ford Motor Company in June 1999, and served as President and Chief Executive Officer (“CEO”) of the Ford Motor Company of Canada, Ltd., from 1997 until her retirement from the company in December of 2000. Ms. Gaunt began her automotive career with Ford in 1972 and for over 28 years served in various managerial positions in the areas of sales, marketing, research and building customer relationships. Ms. Gaunt served as a member of the Board of Directors of ADVO, Inc. in Windsor, Connecticut from 2002 until the Company was sold in 2006, and between the months of June and October 2004 Ms. Gaunt served as ADVO’s Interim CEO.

          Ms. Gaunt is a member of the Board of Advisors of the Katz Business School, and the Board of Trustees at the University of Pittsburgh; and is a member and chair emeritus of the board of the Saugatuck Center for the Arts, in Saugatuck, Michigan.

Dr. Andreas Guldin

          Dr. Guldin, age 47, became a member of the Board on May 1, 2007. On May 1, 2007, Dr. Guldin was appointed to the position of Executive Managing Director, Strategy & Corporate Development for the Company (the “Executive Managing Director”).

          Dr. Guldin was a Senior Executive Vice President (Corporate Finance) and Co-CFO of Tengelmann, a role which he held from July 2005 until April 2007. He has also served as an advisor to the Executive Chairman and Board of Directors of the Company and he was lead negotiator in the acquisition of Pathmark Stores, Inc. (“Pathmark”). Prior to joining Tengelmann, Dr. Guldin served from May 1995 to March 2005 as a member of the Executive Management Team and Chief Financial Officer (“CFO”) at E. Breuninger GmbH & Co. (Germany), the most prestigious department store and fashion retailer in Germany. Since 2008, Dr. Guldin has served as CEO of Emil Capital Partners, LLC (“ECP”), an investment, management and consulting entity focused on business activities in North America. ECP is a wholly-owned subsidiary of Tengelmann and is a Company stockholder.

          Dr. Guldin is a Visiting Faculty Member at the University Stuttgart and Düsseldorf for Finance and Performance Management. He holds a masters degree in Psychology from J.W. Goethe University in Frankfurt, Germany; a masters degree in Business Administration from London Business School, UK; and a doctorate degree in Economics and Business Administration from University of Hohenheim, Germany.

Christian W. E. Haub

          Mr. Haub, age 44, is and has been a member of the Board since December 3, 1991. He currently serves as Executive Chairman.

          Mr. Haub has served as Executive Chairman since August 15, 2005. Prior thereto Mr. Haub served as CEO of the Company since May 1, 1998 and Chairman of the Board since May 1, 2001. In addition, Mr. Haub also served as President of the Company from December 7, 1993 through February 24, 2002, and from November 4, 2002 through November 15, 2004.

          Mr. Haub is a partner and Co-CEO of Tengelmann. Mr. Haub is a member of the Board of Directors of Metro, Inc., Montreal, Quebec, Canada, and is on the board of trustees of St. Joseph’s University in Philadelphia, Pennsylvania.

Dan Plato Kourkoumelis

          Mr. Kourkoumelis, age 58, is and has been an independent member of the Board since March 21, 2000. Mr. Kourkoumelis was president and chief operating officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter president and chief executive officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after Quality Food Centers, Inc. was acquired. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998. Mr. Kourkoumelis is a director of Expeditors International Inc. and a director and past president of the Western Association of Food Chains. Mr. Kourkoumelis is a member of the compensation and audit committees of Expeditors International of Washington, Inc.

Edward Lewis

          Mr. Lewis, age 69, is and has been an independent member of the Board since May 16, 2000. Mr. Lewis is chairman and founder of Essence Communications Partners, which was formed in 1969. He is director of the Economic Club of New York, The American Academy of Medicine, The Boys and Girls Club, Latina Media Ventures, LLC and the Board of Jazz at Lincoln Center for the Performing Arts. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

Gregory Mays

          Mr. Mays, age 62, has been an independent member of the Board since December 3, 2007. Mr. Mays has over thirty-five years of experience in the supermarket retailing industry in various managerial and executive positions. Currently, Mr. Mays is Chairman and CEO of Source Interlink Company. Mr. Mays also currently serves as CEO and Director of Simon Worldwide Inc. Mr. Mays served as Chairman of Wild Oats Markets (“Wild Oats”) from July 2006 to October 2007. Mr. Mays also served as CEO of Wild Oats from September 2006 through October 2007. Mr. Mays was a member of the Board of Directors of Pathmark from June 2005 until the Company’s acquisition of Pathmark in December of 2007, at which time Mr. Mays was appointed to the Company’s Board. From January 2002 to September 2006 Mr. Mays maintained a consultancy practice providing supermarket industry expertise and related services to private equity organizations. Mr. Mays is currently a member of the Board of Directors of Source Interlink Companies Inc. and Simon Worldwide, Inc.

Maureen B. Tart-Bezer

          Ms. Tart-Bezer, age 53, is and has been an independent member of the Board since May 15, 2001. Ms. Tart-Bezer was executive vice president and chief financial officer of Virgin Mobile USA, a wireless MVNO (mobile virtual network operator) venture in the United States from January 2002 through June 2006. Prior to this position, Ms. Tart-Bezer was executive vice president and general manager of the American Express Company, U.S. Consumer Charge Group through December 2001. From 1977 to January 2000, Ms. Tart-Bezer was with AT&T Corporation, serving as a senior financial officer of the company, including positions as senior vice president and corporate controller and senior vice president and chief financial officer for the Consumer Services Group. In May of 2008, Ms. Tart-Bezer became a member of the Board of Directors of Foster Wheeler A.G. During 2007, Ms. Tart-Bezer served on the Board of Directors of Playtex Products, Inc. International until the company was sold in October of that year.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of More Than 5% of the Company’s Common Stock

Except as set forth below, as of May 20, 2009, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company’s Common Stock.

	Amount and Nature of Beneficial Ownership(1)

Name and Address of Beneficial Owner	Total Beneficial Ownership	Sole Voting/Investment Power		Shared Voting/Investment Power	% of Class

Christian W. E. Haub (2) 2 Paragon Drive Montvale, NJ 07645	24,386,093	599,829	(3)	23,785,764	42.1
Erivan Karl Haub (2) Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany	24,090,864	305,100		23,785,764	41.6
Karl-Erivan Warder Haub (2) Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany	23,798,764	13,000		23,785,764	41.1
Tengelmann Warenhandelsgesellschaft KG (2) Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany	23,785,764	0		23,785,764	41.0
FMR LLC(4) 82 Devonshire Street Boston, MA 02109	7,611,918	0		7,611,918	13.1
Bank of America Corporation(5) 100 North Tryon Street, Floor 25 Charlotte, NC 28255	4,889,958	0		4,889,958	8.4
GAMCO Investors, Inc.(6) One Corporate Center Rye, NY 10580	5,476,788	0		5,476,788	9.5

(1)

For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of July 19, 2009 (60 days after May 20, 2009). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The Company obtained the information regarding Tengelmann, Tengelmann Verwaltungsund Beteiligungs GmbH (“TVB”), ECP, Erivan Karl Haub (“Erivan”), Karl-Erivan Warder Haub (“Karl-Erivan”) and Christian W. E. Haub (“Christian”) from such persons, and from a Schedule 13D/A filed with the SEC on November 10, 2008. Tengelmann is engaged in general retail marketing. It owns, operates and has investments in, through affiliated companies and subsidiaries, several chains of stores, which principally sells grocery and department store items throughout the Federal Republic of Germany, other European countries and the United States. The general partners of Tengelmann are, TVB and two of Erivan’s sons, Karl-Erivan and Christian. Georg Haub is Erivan’s third son and is a Managing Director of a company affiliated with Tengelmann and a citizen of the United States and the Federal Republic of Germany whose business address is Wissollstrasse 5-43, 45478 Muelheim an der Ruhr, Federal Republic of Germany. TVB is the sole managing partner of Tengelmann. By virtue of the articles of association of Tengelmann, TVB has the exclusive right to direct Tengelmann and is solely responsible for its conduct. TVB, whose only stockholders are Erivan Karl Haub and his three sons, is not an operating company. Karl-Erivan and Christian are the only Managing Directors of TVB and by virtue of this office are co-CEOs of Tengelmann.

(3)	Includes options to purchase 318,478 shares of Common Stock, all of which are exercisable by July 19, 2009 (or within 60 days following May 20, 2009).

(4)

This information has been obtained from a Schedule 13G filed with the SEC on February 12, 2009 by FMR LLC, with respect to 7,611,918 shares. According to the Schedule 13G, (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,912,939 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; (ii) Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 5,912,939 shares; (iii) members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; the Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares; and, accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC; neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees; Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 470,986 shares; (v) Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 470,986 shares and sole power to vote or to direct the voting of 470,986 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC; (vi) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 361,818 shares as a result of its serving as investment manager of institutional accounts owning such shares; (vii) Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 361,818 shares and sole power to vote or to direct the voting of 361,818 shares owned by the institutional accounts managed by PGATC; (viii) FIL Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors and is the beneficial owner of 866,175 shares; (ix) FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act; however, FMR LLC filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(5)

The Company obtained the information regarding Bank of America Corporation from a Schedule 13G filed with the SEC on December 31, 2008 by Bank of American Corporation (“Bank of America”) as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii) and filed for Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, N.A., Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC and Banc of America Investment Advisors, Inc. Bank of America has shared voting power over 4,489,754 shares and shared dispositive power over 4,889,958 shares.

(6)

The Company obtained this information from a Schedule 13D filed with the SEC on March 12, 2009 by Mario J. Gabelli (“Mario Gabelli”) and/or one or more of the following entities which he directly or indirectly controls, or for which he acts as chief investment officer: GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), and Mario Gabelli. Those of the foregoing persons are hereafter referred to as the “Reporting Persons”.

           GGCP makes investments for its own account and is the controlling stockholder of GBL. GBL, a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including those named below. GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”). GAMCO is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others. GSI, a majority-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act and serves as a general partner or investment manager to limited partnerships and offshore investment companies. Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company. Gabelli Funds is an investment adviser registered under the Advisers Act which presently provides discretionary managed account services for a number of registered investment companies. GBL is the largest stockholder of Teton Advisors, an investment adviser registered under the Advisers Act, which provides discretionary advisory services to several funds. The Reporting Persons do not admit that they constitute a group.

The aggregate number of securities to which this Schedule 13D relates is 5,606,088 shares, representing 9.65% of the approximately 58,125,357 shares outstanding. This latter number of shares is arrived at by adding the number of shares reported as being outstanding in the issuer’s most recently filed Form 10-Q for the quarterly period ended November 29, 2008 (57,674,799 shares) to the number of shares (450,558 shares) which would be receivable by the Reporting Persons if they were to convert all of the Issuer’s convertible preferred shares held by them into common shares. The Reporting Persons beneficially own those Securities as follows:

Name	Shares of Common Stock	% of Class of Common	Shares of Common Plus Convertible Preferred Converted	% of Common Plus Convertible Preferred Converted

GAMCO	3,893,530	6.75%	3,899,025	6.71%
Gabelli Funds	1,211,600	2.10%	1,656,663	2.85%
Teton Advisors	22,400	0.04%	22,400	0.04%
GBL	28,000	0.05%	28,000	0.05%

Mario Gabelli is deemed to have beneficial ownership of the Securities owned beneficially by each of the foregoing persons. GSI is deemed to have beneficial ownership of the Securities owned beneficially by Gabelli & Company. GBL and GGCP are deemed to have beneficial ownership of the Securities owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation.

Each of the Reporting Persons and covered persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 188,000 of its reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Issuer held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Issuer and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to Securities beneficially owned directly by other Reporting Persons.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of common stock of the Company beneficially owned as of May 20, 2009 by each director and each named executive officer (“NEO”), individually and by all directors and the executive officers of the Company as a group:

	Shares Beneficially Owned(1)	Stock Option Shares(2)	Deferred Plan(3)	Total	% of Class

John D. Barline	19,987	465	24,812	45,264	*
Jens-Jürgen Böckel	15,675	2,529	9,169	27,373	*
Eric Claus	78,513	40,459	0	118,972	*
Christian W.E. Haub(4)	24,067,615	318,478	0	24,386,093	42.1
Brenda Galgano	34,163	33,179	0	67,342	*
Bobbie Andrea Gaunt	1,000	4,428	57,791	63,219	*
Andreas Guldin	10,426	12,905	0	23,331	*
Dan Kourkoumelis	7,444	5,061	29,393	41,898	*
Edward Lewis	24,619	633	21,956	47,208	*
Gregory Mays	2,597	0	9,239	11,836	*
Rebecca Philbert	0	5,948	0	5,948	*
Maureen B. Tart-Bezer	7,084	4,428	24,348	35,860	*
All directors and NEOs as a group (12 persons)	24,269,123	428,513	176,708	24,874,344	43.0

*Less than 1%

(1)

For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of July 19, 2009 (60 days after May 20, 2009). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The amounts shown include all stock options granted under the Company’s stock option plans exercisable within sixty (60) days from May 20, 2009 (July 19, 2009).

(3)

The amounts shown represent the stock equivalent units accrued under the Company’s Directors’ Deferred Payment Plan and the 2004 Non-Employee Director Compensation Plan. These share equivalents are subject to Common Stock market price fluctuations.

(4)

Mr. Haub has shared voting and investment power over the shares owned by Tengelmann, ECP and his spouse and they are therefore included in the number of shares beneficially owned by him. The number of shares over which Mr. Haub has shared voting and investment power are as follows: Tengelmann – 22,495,371; ECP – 1,290,393; Spouse – 500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, file with the SEC initial reports of ownership of the Company’s Common Stock and changes in such ownership (i.e., Forms 3, 4 and 5). To the best of the Company’s knowledge, based solely on a review of the Section 16(a) reports and written statements from its executive officers and directors, the Company believes that during and with respect to Fiscal 2008 all required reports were filed on a timely basis.

THE BOARD OF DIRECTORS OF THE COMPANY

          Governance of the Company

          The Board of Directors is responsible for fiduciary oversight, strategic planning and monitoring and, through its oversight of the Human Resources & Compensation Committee, compensation and succession planning. The Board has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company, and has established a set of Corporate Governance Guidelines, which set forth the policies and principles of the Board and the Company.

          The Board of Directors has established four (4) committees pursuant to its by-laws and applicable regulatory authorities: the Audit & Finance Committee; the Human Resources & Compensation Committee; the Governance Committee; and the Executive Committee. The Audit & Finance Committee, Human Resources & Compensation Committee and Governance Committee each has a written charter, which prescribe the roles and responsibilities of the committee. These committee charters are published in the Corporate Governance section of the Company’s website, www.aptea.com. The Board of Directors generally makes committee and committee chair assignments at its meeting immediately following the annual meeting of stockholders. The Executive Committee is prescribed by the Company’s By-Laws. The Board also establishes from time to time such non-mandatory committees as the Board deems appropriate to fulfill its responsibilities.

          The Company’s website, www.aptea.com, includes the following governance materials: the Corporate Governance Guidelines (including the procedures governing the submission of candidates for Board of Director elections), the Code of Business Conduct and Ethics, the Charters for the Audit & Finance, Human Resources & Compensation, and Governance Committees of the Board, the Company’s policy regarding attendance of members of the Board at annual meetings and information regarding the process by which stockholders and other interested parties can send communications to the Board, the Lead Director of the Board and the non-management Directors of the Board. Each of these documents are available in print to any stockholder or other interested party upon written request to the Company Legal Compliance Officer, 2 Paragon Drive, Montvale, NJ 07645, or by calling (201) 571-4355. All stockholders or other interested parties may communicate directly with the Board, including any committee thereof or a specific Director, by sending an email to bdofdirectors@aptea.com or by writing to the following address: c/o The Great Atlantic & Pacific Tea Company, Inc., Legal Compliance Officer, 2 Paragon Drive, Montvale, NJ, 07645.

          Board Meetings and Committees

          During Fiscal 2008, the Board of Directors held six (6) meetings (including two (2) by telephone); the independent directors held six (6) meetings and committees of the Board held forty-four (44) meetings. Each director attended at least 95% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served. Each Board meeting includes an executive session of the independent directors, which is chaired by the Lead Director. The independent directors elected Bobbie Gaunt to serve as the Lead Director for 2009.

                    The current composition of each mandatory board committee is as follows:

Audit & Finance	HR & Compensation
Maureen Tart-Bezer (Chair)	Bobbie Gaunt (Chair)
Bobbie Gaunt	Edward Lewis
Dan Kourkoumelis	Gregory Mays
Edward Lewis	Maureen Tart-Bezer

Governance	Executive
Dan Kourkoumelis (Chair)	Christian Haub (Chair)
Bobbie Gaunt	John Barline
Edward Lewis	Bobbie Gaunt
Maureen Tart-Bezer	Andreas Guldin
Dan Kourkoumelis

          Our Board of Directors has determined that each of the following directors is an “independent director” as such term is defined under the NYSE rules and the Company’s Standard of Independence:

Bobbie Gaunt
Dan Kourkoumelis
Edward Lewis
Gregory Mays
Maureen Tart-Bezer

          The Company complies with the NYSE’s requirement that the Board have a majority of independent directors and entirely independent Audit, Compensation and Governance committees.

     Audit & Finance Committee

          The Audit & Finance Committee held eight (8) meetings in Fiscal 2008, including four (4) by telephone. The Board has determined that each member of the Audit & Finance Committee is independent in accordance with the NYSE listing rules, the Company’s Standards of Independence and Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each qualifies as an “audit committee financial expert,” as defined by the SEC rules.

          Activities of the Committee are guided by the principles set forth in the Audit & Finance Committee Charter. A copy of this charter is available on the Company’s website at www.aptea.com/corp_gov/audit_committee_charter.pdf. The Audit & Finance Committee (i) reviews annual financial statements prior to submission to the Board and reports thereupon, (ii) reviews quarterly results prior to release, (iii) at its discretion, examines and considers matters relating to the internal and external audit of the Company’s accounts and financial affairs, (iv) appoints the independent registered accountants, (v) determines the compensation and retention of, and oversees, the outside accountants, (vi) oversees the financial matters of the Company; and (vii) as appropriate, meets with Company personnel in the performance of its functions.

     Review and Approval of Related-Person Transactions

          Under the Audit & Finance Committee’s charter, any material potential conflict of interest or transaction between the Company and any “related person” of the Company must be reviewed and approved or ratified by the Audit & Finance Committee. SEC rules define a “related person” of the Company as any Company director (or nominee), executive officer, 5%-or-greater stockholder or immediate family member of these persons. In evaluating “related persons” transactions, the Audit & Finance Committee relies upon the Company’s “Policy and Procedures with Respect to Related Persons Transactions”.

          The policy provides that any “related person” as defined above must notify the Company Legal Compliance Officer before becoming party to, or engaging in, a potential related-person transaction that may require disclosure in our proxy statement under SEC rules. Based on current SEC rules, transactions covered by the policy include:

•	any individual or series of related transactions, arrangements or relationships (including, but not limited to, indebtedness or guarantees of indebtedness), whether actual or proposed;

•	in which the Company was or is to be a participant;

•	the amount involved exceeds $120,000; and

•	in which the related person has or will have a direct or indirect material interest.

          The Company Legal Compliance Officer initially determines whether a transaction is or may be covered by the policy. If the Legal Compliance Officer determines that the transaction is covered by the policy, the full Audit & Finance Committee must review and approve it. The Committee’s decision is final and binding. The policy also provides for a procedure to ratify related-person transactions where obtaining prior approval is deemed to have been impractical. Also, the policy provides for the Committee’s annual ongoing review of any related-persons transaction that was previously approved by the Committee.

          In considering potential related-person transactions, the Audit & Finance Committee looks not only to SEC and NYSE rules, including the impact of a transaction on the independence of any director (if applicable), but also to the consistency of the transaction with the best interests of the Company and our stockholders. As the policy describes in more detail, the factors underlying these considerations include:

•	whether the transaction is likely to have any significant negative effect on the Company, the related person or any Company employee;

•	whether the transaction can be effectively managed by the Company despite the related person’s involvement interest in it;

•	the purpose, and the potential benefits to the Company, of the transaction;

•	whether the transaction would be in the ordinary course of our business; and

•	the availability of alternative products or services (if applicable) on comparable or more favorable terms.

     Human Resources & Compensation Committee

          The Human Resources & Compensation Committee held sixteen (16) meetings in Fiscal 2008 including ten (10) by telephone. The Board has determined that each member of the Human Resources & Compensation Committee is independent. The activities of the Committee are guided by the principles outlined in the Human Resources & Compensation Committee charter. The charter may be found on the Company’s website at www.aptea.com under the Corporate Governance menu/tab.

          The Human Resources & Compensation Committee develops and oversees the Company’s compensation strategy and plan design. The Committee also oversees the Company’s executive succession planning. The Committee’s goal is to enable A&P to have the right people in the right place at the right time to deliver results, and to ensure the Company’s strategic and operational stability.

In particular, the Committee:

(i)

develops, reviews, modifies and approves all compensation for the Executive Chairman, the President & CEO, the Executive Managing Director and for any member of the Executive Management Team (i.e., the group of executives comprised of: the Senior Vice President & Chief Financial Officer; the Senior Vice President – Operations; the Senior Vice President- Merchandising and Supply & Logistics; the Senior Vice President – Human Resources, Labor Relations and Legal Services; the Senior Vice President – Marketing and the Senior Vice President – Real Estate)(collectively, the “EMT”);

(ii)	develops, approves and administers the employee stock option and long term incentive and share award plans;

(iii)	works with management annually to specify the talents and positions necessary to enable the Company’s short- and long-term strategies; and

(iv)	identifies the executive talent who possess the necessary capabilities currently or potentially through targeted development planning.

          The specific guiding principles and processes that the Committee relies upon in meeting its responsibilities are described in the Compensation Discussion & Analysis (“CD&A”) that follows.

          The Committee directly retains an independent outside compensation consultant (Towers Perrin) to:

•	assist in developing and evaluating the Company’s compensation strategy and programs;

•	review with the Committee its compensation decisions;

•	attend certain Committee meetings and provide third-party data, advice and expertise on proposed executive and director compensation; and

•	assist the Company in the preparation of its annual meeting proxy statement.

          The compensation consultant provides no other services to the Company, except that one of the consultant’s business units (Tillinghast Insurance Consulting) provides actuarial services for the Company in connection with the valuation of the Company’s self insurance reserves.

     Governance Committee

          The Governance Committee held two (2) meetings in Fiscal 2008. The Board has determined that each member of the Governance Committee is independent. The Committee:

(i)	annually evaluates the performance of the members of the Board individually and as a group;

(ii)	oversees and recommends to the Board guidelines and policies for the corporate governance of the Company;

(iii)	examines the relationship between management and the Board;

(iv)	annually reviews the status of director compensation; and

(v)	acts as a committee for the nomination of candidates for election to the Board.

          The Governance Committee will consider director candidates suggested by members of the Board, as well as candidates suggested by management and by stockholders. To submit a recommendation for the Company’s next annual meeting, anticipated to be held in July 2010, please provide the prospective candidate’s name, contact information, biographical data and qualifications, together with the prospective candidate’s written consent to being named as a nominee and to serving on the Board if nominated and elected, to the Governance Committee, c/o Legal Compliance Officer, The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ, 07645, by January 29, 2010.

          The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. For each candidate, the Governance Committee determines whether the candidate meets the Company’s minimum qualifications and specific qualities and skills for directors, which are set forth in the Corporate Governance section of the Company’s website, and evaluates the candidate’s (i) judgment, ethics, integrity and familiarity with national and international issues affecting business, (ii) depth of experience, skills and knowledge complementary to the Board and the Company’s business, and (iii) willingness to devote sufficient time to carry out the duties and responsibilities effectively. The Governance Committee also considers such other relevant factors as it deems appropriate.

     Executive Committee

          The Executive Committee held five (5) meetings in Fiscal 2008. Subject to the limitations of applicable law, the Company’s By-Laws authorize the Executive Committee to exercise the powers of the Board of Directors between meetings of the Board when such is deemed necessary in the management and direction of the business and affairs of the Company. However, in Fiscal 2008, as in past fiscal years, the Executive Committee did not exercise these powers, but provided, together with the Executive Chairman and the oversight of the Board, strategic leadership to the Company. In so doing, the Executive Committee periodically compared the Company’s overall results against its annual budget and strategic plan. This permitted the Committee to continually assess the Company’s execution on strategy as operating and financial results come in during the course of the year. The Executive Committee also conducted regular periodic reviews of the operating and financial results of the Company with the CEO and CFO.

Board of Director Compensation

          The Company pays non-employee directors in accordance with the A&P 2004 Non-Employee Director Compensation Plan (the “Director Plan”). The Plan provides for the payment of a portion of director compensation in cash and a portion in shares of the Company’s common stock. The Company does not pay the Executive Chairman or the Executive Managing Director any additional compensation or benefits for serving on the Board or any Board committee because they are employees of the Company.

     Outside Director Cash Compensation

          During Fiscal 2008, the Governance Committee directed the compensation consultant to compare A&P’s director compensation program to those of A&P’s peer group companies. 1 Non-Employee Director cash compensation consists of a “retainer-only” structure. The Committee believes that a simplified “retainer-only” director cash compensation program will result in more frequent and liberal interaction between Company management and the Board Committees because management will be able to seek regular Committee feedback and guidance without concern for incurring additional Board committee fees.

[1]	For a list of companies in A&P’s peer group, please see the section entitled “Peer Group Data” on page 20 hereof.

          The current fees payable to Directors for their service on the Board and in connection with Committee assignments are summarized as follows:

Board or Committee Role	Annual Retainer	Additional Retainer	Regular Meeting Fee	Special Meeting Fee

Board of Directors
Lead Director	$90,000	$120,000	$—	$1,500
All Other Directors	$90,000	$—	$—	$1,500

Audit & Finance Committee
Chair	$20,000	$15,000	$—	$1,500
Member	$20,000	$—	$—	$1,500

H.R. & Compensation Committee
Chair	$10,000	$13,000	$—	$1,500
Member	$10,000	$—	$—	$1,500

Governance Committee
Chair	$7,500	$10,000	$—	$1,500
Member	$7,500	$—	$—	$1,500

Executive Committee
Chair(1)	$7,500	$—	$—	$1,500
Member	$7,500	$—	$—	$1,500

Non-Mandatory Committees
Chair	$—	$—	$—	$1,500
Member	$—	$—	$—	$1,500

(1)	The Executive Chairman is the current Chair of the Executive Committee; however, since he is also an employee of the Company, he receives no additional compensation for his service on this Committee.

          Outside Director Stock Compensation Plan

          In addition to the cash compensation outlined above, the Company annually awards to non-employee directors a number of shares of the Company’s common stock equal to $90,000 divided by the closing price of its common shares on the date of grant, namely, the first business day after the applicable Annual Meeting of Stockholders. Each non-employee director may elect to defer all or any portion of his/her cash and equity compensation. If the director elects to invest deferred cash compensation in the deferred stock account, the amount credited to that account is equal to 125% of the cash deferred. Although a non-employee director is fully vested in all deferred equity compensation, the Company’s obligation to pay benefits under the Director Plan represents an unfunded, unsecured obligation of the Company and no non-employee director will have any secured interest or claim in any assets or property of the Company.

          The Company maintains stock ownership guidelines for the non-employee directors. Under these guidelines, the non-employee directors are expected to own common shares or share equivalents with an aggregate market value of $150,000. For the purpose of these guidelines, stock ownership means shares over which the director has direct or indirect ownership or control. Currently, all directors have met their ownership requirements except for Mr. Mays and Mr. Guldin, both of whom have only been appointed to the Board within the past two (2) years. Directors are expected to meet their ownership requirements within a reasonable time of becoming subject to the guidelines.

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)		All Other Compensation ($)	Total($)

Barline, John	89,598	89,993	(3)	—	179,591
Boeckel, Jens-Juergen	82,105	89,987	(3)	—	172,092
Gaunt, Bobbie	279,462	90,000		—	369,462
Kourkoumelis, Dan	139,839	90,000		—	229,839
Lewis, Ed	139,105	89,987	(3)	—	229,092
Mays, Gregory	109,102	89,993	(3)	—	199,095
Tart-Bezer, Maureen	162,723	89,987	(3)	—	252,710

(1)

Consists of the fees earned or paid in cash in Fiscal 2008. The amounts in this column also include fees earned or paid in cash in connection with the following Directors’ service on non-mandatory committees: Ms. Gaunt ($10,500); Mr. Kourkoumelis ($10,500); Mr. Lewis ($10,500); Mr. Mays ($10,500) and Ms. Tart-Bezer ($19,500).

(2)

This amount represents the total fees paid in stock for Fiscal 2008. The annual award is $90,000. Where the Director elects to receive his/her stock award immediately, the award is issued in an amount of whole shares whose total value is nearest to, but not in excess of, the dollar amount of the award. Any balance of fractional share units due the Directors are paid in cash and are reflected in the column entitled “Fees Earned or Paid in Cash”. For those Directors who defer their award, the entire award (including fractional shares) is placed in a director deferred stock account.

(3)

Messrs. Barline and Mays elected to receive 50% of their awards immediately and to defer the remaining 50%; Dr. Boeckel, Mr. Lewis and Ms. Tart-Bezer elected to receive their awards immediately. For the reasons set forth in footnote 2 above, fractional share units were paid to them in cash in amounts of $6.60 for Messrs. Barline and Mays, and $13.20 for each of Dr. Boeckel, Mr. Lewis and Ms. Tart-Bezer. These cash amounts are included in the column entitled “Fees Earned or Paid in Cash”.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

          Any proposed transactions in excess of $120,000 with related persons are submitted to the Board of Directors for approval. In Fiscal 2008, the Company did not participate in any transactions with related persons in which the amount involved exceeded $120,000, other than the items discussed below.

          On September 2, 2008, the Company issued a three-year, unsecured promissory note (the “Note”) in the amount of $10.0 million to Erivan Karl Haub. Erivan Haub is the father of our Executive Chairman, and is a limited partner of Tengelmann. The principal is due in a lump sum payment on August 18, 2011 and will bear interest at the rate of 6% per year, payable in 12 equal payments of $0.15 million over the term of the Note. The amount of interest paid on the Note in Fiscal 2008 was $0.3 million.

          On January 4, 2008, the Company entered into an extension of a real estate lease for a residence for the benefit of Andreas Guldin, the Company’s Executive Managing Director. The term of the lease, as extended, will run through May 31, 2010, and the aggregate amount of rent payable through the extended term is $0.2 million. The payment of Dr. Guldin’s living expenses is a Company obligation under Dr. Guldin’s employment agreement. All rent payments under the lease, as extended, represent income that is taxable to Dr. Guldin; however, Dr. Guldin’s annual income is “grossed up” by the Company in an amount that is necessary to cover this tax obligation.

          At the close of business on August 13, 2005, our Company completed the sale of our Canadian business to Metro, Inc., a supermarket and pharmacy operator in the Provinces of Quebec and Ontario, Canada, for $1.5 billion in cash, stock and certain debt that was assumed by Metro, Inc. Simultaneously with this sale, the Company entered into an Information Technology Transition

Services Agreement with Metro, Inc., for a fee of $CN20 million (U.S. $19.1 million) per year whereby the Company agreed to provide certain information technology and other services to Metro, Inc. Although this Agreement expired in 2007 and the Company no longer provides any services nor records any revenue in connection therewith, the Company continues to provide certain assistance to Metro, Inc. in connection with its audit of prior years’ services.

          The Company owned a jet aircraft which Tengelmann has leased under a full cost reimbursement lease. Prior to the aircraft’s sale in February 2009, Tengelmann was obligated to and has reimbursed the Company $1.4 million, $4.6 million and $4.1 million during Fiscal 2008, Fiscal 2007 and Fiscal 2006, respectively, for their use of the aircraft.

The Pathmark Acquisition

          On December 3, 2007, the Company closed its acquisition of Pathmark in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 4, 2007. Concurrently with the execution of the Merger Agreement, on March 4, 2007, the Company and Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, funds affiliated with The Yucaipa Companies LLC (collectively, “Yucaipa”), entered into the following agreements: the Yucaipa Stockholder Agreement (the “Yucaipa Stockholder Agreement”) and the Amended and Restated Warrant Agreement (the “Yucaipa Warrant Agreement”).

          In addition to the foregoing agreements, on March 4, 2007, Tengelmann and the Company entered into the Stockholder Agreement (the “Tengelmann Stockholder Agreement”).

               Yucaipa Warrant Agreement

          Under the terms of the Yucaipa Warrant Agreement, the Company issued to Yucaipa warrants to purchase Company common stock in exchange for the cancellation of warrants to purchase Pathmark common stock. Options and other rights to acquire Pathmark equity have been converted into the right to receive cash, Company common stock or Company stock options as set forth in the Merger Agreement.

               Yucaipa Stockholder Agreement

          Under the terms of the Yucaipa Stockholder Agreement, Yucaipa has agreed to certain restrictions on its ownership, acquisition and disposition of Company common stock and warrants to purchase Company common stock that it will own and may acquire after the merger. In addition, Yucaipa, its affiliates and general partners have agreed not to take certain actions relating to the governance of the Company. The Yucaipa Stockholder Agreement also provides Yucaipa with certain demand and piggyback registration rights.

               Tengelmann Stockholder Agreement

          Under the terms of the Tengelmann Stockholder Agreement, the Company has agreed to provide Tengelmann with board designation and governance rights regarding certain transactions so long as it holds a specified percentage of the outstanding Company common stock; most of these rights have also been made via an amendment of the Company’s by-laws that became effective as of the transaction closing. The Tengelmann Stockholder Agreement also provides Tengelmann with certain demand and piggyback registration rights and certain preemptive rights.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

          The Human Resources & Compensation Committee sets the Company’s compensation strategy and philosophy, as well as the specific compensation for the NEOs. The Committee relies upon input from senior management in its executive compensation process, as well as data, information and guidance the Committee receives from its compensation consultant. The following is intended to provide a clear understanding of the approach followed by the Committee to achieve the compensation program’s objectives of driving performance and sustained profitable growth. It is supported by both a broad text disclosure, as well as a series of supplemental tables summarizing each element of compensation provided to the NEOs in Fiscal 2008.

          Guiding Principles

          The guiding principles for compensation decision-making at A&P include:

•	Align management’s interests with those of the stockholders;

•	Pay-for-performance for both the short and long-term;

•	Build cohesive, focused and energized teams;

•	Create sustained strategic and operational stability; and

•	Attract and retain the right person for the right job at the right time.

          The strategy supporting our guiding principles is to attract and retain talent by designing a competitive compensation plan that drives short- and long-term performance and rewards executives for delivering increased stockholder value and sustained profitable growth.

          The Process for Setting Executive Compensation

          The Committee started the review process in September 2007 as part of its ongoing due diligence to evaluate executive compensation at A&P. The Committee relied on the following tools:

•	Input from the Committee’s compensation consultant;

•	Input from executive management;

•	Comparisons of the compensation practices of other relevant companies; and

•	Data relating to executive and company performance against objectives.

          The Role of the Compensation Consultant

          At the direction of the Committee, the consultant gathered competitive market data from various sources and summarized its findings on the relationship of executive compensation at A&P as compared to the market data. From time to time the Committee asks the compensation consultant to provide feedback and comments on any compensation proposals submitted by management and to provide research or insights into prevalent or best practices on various aspects of the executive compensation program design at A&P.

          The Role of Executive Management

          Input from the Company’s CEO and Executive Chairman is provided to the Committee and considered in the Committee’s executive compensation decision making process. At meetings with the Committee and consultant, the CEO describes his view of the characteristics and relative importance of each executive role, as well as how the position compares to the comparable positions in the market presented by the consultant. The CEO does not review his own position, which is reviewed by the Executive Chairman. This information assists the consultant in matching A&P’s executive positions to those in the peer group companies and to the benchmark positions contained in the consultant’s survey data, as described later under “Competitive Market Data”. Once the consultant’s annual analysis is complete, the CEO attends several meetings with the Committee and the consultant over a period of time to discuss the results. The consultant attends some of these meetings, and also provides independent counsel and advice to the Committee. At these meetings, the CEO confirms the appropriateness of the market matches used, discusses with the Committee whether subjective facts (such as the responsibilities or importance of any executive role, or the profile, performance or strategy of the Company) would for any executive merit a departure from the Company’s practice of targeting the middle of the market for executive pay, and recommends to the Committee target total compensation levels for each of his direct reports. The Executive Chairman provides the same assistance to the Committee regarding compensation decisions for his senior direct reports, the CEO and Executive Managing Director.

          Competitive Market Data

          The Committee, with input from management and the consultant, reviewed the list of organizations whose compensation programs are a source of comparison for the Company’s own programs (i.e., the Company’s “peer group”). Management provided the Committee input on which companies compete with A&P for business and for executive talent. The consultant gathered information from the proposed peer companies and met with the Committee to discuss any data gathered. In addition to the peer group data, the consultant gathered data from a proprietary compensation survey entitled “General Industry and Retail/Wholesale Compensation Annual Survey” and provided the Committee with various perspectives relative to each executive, including both peer group data and survey data.

          The Committee’s belief is that A&P needs to pay competitively in order to support the Company’s Guiding Principles. In order to assess whether the Company’s compensation packages are competitive, the Committee compared A&P’s Target Total Direct Compensation (i.e., base salary plus target annual incentive plus target long-term incentive or “TTDC”) to actual total direct compensation at the peer group companies, where appropriate, and/or to market survey data, where appropriate. The Committee targets the median or middle of the market to evaluate whether or not its executive program is designed to provide competitive compensation opportunities at target performance.

          Peer Group Data

          Over time, A&P’s peer group of companies changes as organizations change, are acquired or cease to be publicly traded. Also, changes in A&P’s own profile may require the peer group to be revised. As a result, the Committee annually instructs the consultant to propose updated peer group rosters comprised of companies that are:

•	Retail grocers and other direct competitors (i.e., drug stores, club stores, discount stores);

•	Companies with annual sales in excess of $1 billion;

•	Companies similar to A&P in other relevant ways, such as those operating within a region that A&P competes for business and talent;

•	Companies with a similar organizational structure to A&P;

•	Other competitive merchants; or

•	Consumer product manufacturers.

          In addition to these criteria, the compensation consultant summarizes publicly reported data on financial and operating information for peer companies. This information assists the Committee in determining whether a proposed peer company should be included in the peer group and thus included in the compensation-decision making process.

          In Fiscal 2008, the Committee’s peer group consisted of the following companies:

•	BJ’s Wholesale Club Inc.	•	Costco Wholesale Corp.	•	CVS Corp.
•	Dollar Tree Inc.	•	Etablissements Delhaize Freres	•	Family Dollar Stores Inc.
•	Ingles Markets Inc.	•	Koninklijke Ahold NV	•	Kroger Co.
•	Nash Finch Co.	•	Rite Aid Corp.	•	Ruddick Corp.
•	Safeway Inc.	•	Sears Holdings Corporation	•	Spartan Stores Inc.
•	SUPERVALU Inc.	•	Target Corp.	•	Village Super Market Inc.
•	Walgreen Co.	•	Wal-Mart Stores Inc.	•	Weis Markets Inc.
•	Winn-Dixie Stores Inc.

          This is the same peer group that was considered the primary peer group by the Committee in Fiscal 2007. However, the Committee decided not to consider any subsets of this peer group in Fiscal 2008 since it believed that the larger peer group was a fair and comprehensive representation of the competitive market.

          At the Committee’s instruction, the compensation consultant retrieved reported NEO Total Direct Compensation (“TDC”) data from each peer company’s most recent proxy filing and compared the Company’s NEO TDC and TTDC data to that of peer company executives who are reported to have similar roles and responsibilities at one of the peer companies.

          An additional perspective of comparing executives based on “ranking” (e.g., highest paid to highest paid, lowest paid to lowest paid, etc.) was provided to the Committee in addition to “title” match information.

          Survey Data

          The Committee also instructed the consultant to gather competitive compensation data from a larger survey source population as previously indicated. This information is particularly helpful in evaluating the compensation data for executives at A&P where there is insufficient data for incumbents at the peer companies based either on title or rank. Executives at A&P are compared to appropriate benchmarks in the survey data based on current position descriptions provided by management and validated by management and the Committee following discussions involving current roles, responsibilities and strategies at A&P.

          Survey data may be considered as a secondary source of information for evaluating competitiveness of compensation at A&P or may be considered a primary source following discussion about the sufficiency of data from either peer group data or survey data in relation to each individual executive’s circumstances. It is equally important to note that the Committee remained consistent in the application of its philosophy to target the median of the competitive market.

          Elements of Performance Assessment

          The Committee uses a combination of both Company metrics and individual performance measurements to assist in its decision-making process with respect to the elements of compensation for each NEO.

          In the case of annual salary increases and target annual cash incentive awards (the “Management Incentive Plan” or “MIP”), the Committee assesses the Company’s achievement against specific objective performance metrics (sales and operating income), as well as each NEO’s individual performance contribution (as determined from their respective annual performance assessments), in order to determine the level of payouts for these components of their TDC.

          In the case of target long-term equity incentive awards (the “LTIP”), the Committee assesses the Company’s achievement against a different combination of specific objective performance metrics (operating income and return on invested capital) in order to determine the level of payout under this formula-based incentive program.

          In order to evaluate the quality of performance with respect to the MIP and LTIP, the Committee also considers other objective and subjective measures such as EBITDA, comparable store sales growth, industry performance and the impact of external events on Company performance (i.e., extraordinary events outside the executives’ control but which nonetheless potentially impact Company performance). The Committee in its discretion may deviate from the formulas associated with the MIP and LTIP and adjust compensation upward or downward based upon the Committee’s assessment of the quality of performance. The Company recognizes that the exercise of positive discretion could have an adverse impact on the tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as discussed in greater detail in the section entitled “Income Tax Consequences” on page 28.

          Individual performance influences the Committee’s compensation decision making for all NEOs. With respect to the Executive Chairman, the Committee meets annually at the beginning of the year to agree upon the Executive Chairman’s performance objectives (both individual and company) for the year. At the end of the year, the Committee conducts a performance review of the Executive Chairman based upon his achievement of the agreed-upon objectives, contribution to the Company’s performance, and other leadership accomplishments. This evaluation is shared with the Executive Chairman and serves as the basis for setting the Executive Chairman’s compensation.

          The Committee relies upon a performance assessment and compensation recommendation from the Executive Chairman in setting compensation for the CEO and for the Executive Managing Director. For the other NEOs, the Committee receives a performance assessment and compensation recommendation from the CEO.

     Elements of Compensation

          A&P NEO compensation packages are comprised of elements commonly found in the marketplace, particularly at companies either in our industry or that we compete with for talent. These compensation elements include:

a)	base salary;

b)	an annual cash incentive award (MIP);

c)	a discretionary incentive award (Discretionary Bonus);

d)	a long-term equity incentive award (LTIP);

e)	health and welfare and retirement benefits; as well as

f)	perquisites and certain other benefits.

          A significant percentage of each NEO’s TTDC consists of incentive-based pay (i.e., the MIP and LTIP). The Committee does not apply a specific formula in establishing the ratio of incentive pay as a component of TTDC. Instead, the Committee determines the percentage of TTDC allocated to incentive pay for each NEO based on his or her level in the organization as well as his or her ability to affect strategy and/or results for the Company.

          In Fiscal 2008 and consistent with prior fiscal years, TTDC for the NEOs emphasized incentive-based elements of compensation in order to more closely align the interests of the executive with those of the stockholders, as illustrated in the following table:

Name	Base Salary (1)	Target MIP (2)	Target LTIP (3)	Total Target Incentive Pay (MIP and LTIP)	Target TDC	Target Incentive Pay as Percentage of TTDC

Claus, Eric	$800,000	$800,000	$2,200,000	$3,000,000	$3,800,000	79%
Galgano, Brenda	$485,000	$315,250	$606,250	$921,500	$1,406,500	66%
Haub, Christian	$840,000	$840,000	$1,260,000	$2,100,000	$2,940,000	71%
Guldin, Andreas	$485,000	$378,300	$1,294,950	$1,673,250	$2,158,250	78%
Philbert, Rebecca	$510,000	$331,500	$714,000	$1,045,500	$1,555,500	66%

(1)	This amount represents the NEO’s annual base salary as of the beginning of FY2008 (2/24/08), except for Dr. Guldin (as of 5/1/08).

(2)	The annual MIP target as a percentage of base salary for each NEO can be found in the section entitled “MIP” under the “Incentive Compensation” discussion on page 23.

(3)

The annual LTIP target as a percentage of base salary for each NEO can be found in the section entitled “LTIP” under the “Incentive Compensation” discussion on page 25. LTIP target for Dr. Guldin is based on his base salary plus his annual cash incentive target.

          As with incentive pay as a component of TTDC, the Committee does not apply a specific formula in establishing a ratio of cash and non-cash compensation as a percentage of TTDC. Instead, as described earlier, the Committee uses Peer Group and other survey data provided by the Consultant to help ensure that A&P’s cash and non-cash pay mix is competitive.

          Base Salary

          Base Salary is fixed compensation (as opposed to incentive compensation that varies depending on the level of performance delivered).

          The Committee considers a number of factors when setting base salaries:

•	competitive positioning;

•	similar positions at peer companies;

•	performance; and

•	recommendations from the Executive Chairman and the CEO that take into account experience, level of responsibility, promotion and adjustments for strategic reasons.

          Although the Committee does not assign a particular weight to any one factor, it emphasizes performance and experience in determining Base Salary. Base Salaries may appear above or below the middle of the market for our peer group depending on the Committee’s review of the factors stated above, with the overall goal of targeting TDC to the middle of the market.

          Adjustments were made to the base salary for certain executives during Fiscal 2008 in order to be consistent with our compensation strategy of paying at the median of the market for TDC. The actual Fiscal 2008 Base Salaries of the NEOs are reported in column (c) of the Summary Compensation Table on page 31.

          Incentive Compensation

          MIP

          The Company provides its executives an opportunity to earn an annual cash incentive award under its MIP. Under the plan, the Company sets target bonus awards using a percentage of base salary, which is then earned based on individual and company performance against pre-established goals. For Fiscal 2008, the three key measures of performance used to determine the actual payout value of an award was as follows:

Performance Measure	Weighting	Payout Threshold	Payout Target	Payout Maximum

Sales Revenue	37.5%	50%	100%	200%
Operating Income	37.5%	50%	100%	200%
Personal Objectives	25.0%	50%	100%	200%
Total	100.0%

          MIP awards are paid after the end of the fiscal year based on achievement against goals, and payout on each Performance Measure can range from an amount as low as zero to as high as two-times target (or 200%). The target MIP award for each of the NEOs in 2008 was as follows:

Name	2008 Target MIP (as% of Base Salary)

Claus, Eric	100%
Galgano, Brenda M	65%
Haub, Christian W	100%
Guldin, Andreas	78%
Philbert, Rebecca	65%

•

As stated earlier, the actual payout on the MIP award can vary depending on the level of performance delivered; however, a minimum level of performance must be achieved in order for any incentive payment to be earned.

•	The range of performance needed for a payout on the Sales Revenue and the Operating Income components of the MIP award for Fiscal 2008 was:

Level of Performance	Sales Revenue Goal	Operating Income Goal	Amt of Payout Earned

Minimum	$9,255.1 million	$89.2 million	50%
Target	$9,521.7 million	$132.8 million	100%
Maximum	$9,588.6 million	$169.4 million	200%

          If the Company’s actual performance for any goal falls between the levels listed above, the percentage payout on that goal is proportionately adjusted.

          Based on Fiscal 2008 operating results, and assuming 100% performance against personal objectives, the MIP would have been paid out at 62% of target:

Performance Measure	2008 Target	2008 Actual Results	% Achievement Against Target	% Payout

Sales Revenue	$9,521.7 million	$9,508.8 million	99.9%	97.6%
Operating Income	$132.8 million	$76.8 million	57.8%	0.0%
Personal Objectives			100.00%	100.0%

Total MIP Payout				62.0%

          The actual 2008 award payments to the NEOs for the Sales Revenue and Operating Income portions of the MIP are listed under the “Non-Equity Incentive Plan Compensation” column (g) of the Summary Compensation Table on page 31. The minimum, target and maximum values for the overall MIP awards for Fiscal 2008 are listed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns (d), (e) & (f) of the Grants of Plan Based Awards Table on page 33.

          For Fiscal 2009, the Committee approved the use of the following performance measures to calculate the payout value of MIP awards to our NEOs: EBITDA (weighted 60%) and Sales Revenue (weighted 40%). The Committee believes that replacement of the Operating Income metric with an EBITDA measure is consistent within our industry and how our stockholders value our Company. Personal Objectives have been eliminated as a performance measure for the NEOs, and therefore Fiscal 2009 MIP determinations will be based exclusively on Company performance. In addition, the Committee approved an incentive plan design feature that will require both threshold EBITDA and Sales Revenue performance to be achieved in order for a MIP payment to occur.

          Discretionary Bonus

          The Committee may also authorize a separate pool of funding to award company employees when they demonstrate outstanding and/or extraordinary performance during the previous fiscal year. Senior Management issues awards from this pool to deserving employees on a purely discretionary basis. These awards are separate from any payments made under MIP. Any discretionary dollars awarded to the NEOs under this program must be approved by the Committee and will be reflected in column (d) of the Summary Compensation Table on page 31.

          LTIP

          The Company provides its executives with performance-based restricted stock unit (“RSUs”) and stock option awards under its LTIP. Under the plan, the Company sets target LTIP awards for the NEOs (except the Executive Managing Director) using a percentage of their respective base salaries.

          The Executive Managing Director’s target LTIP award is calculated as a percentage of his base salary plus his target annual incentive award. The Committee does this to reflect the strategic nature of Dr. Guldin’s job and his reporting relationship to the Executive Chairman, as well as the Company’s intent to place an emphasis on the long-term component of his TTDC.

          The restricted stock units granted under the LTIP are earned over a three-year performance period, based on the achievement of performance measures in the final year of the measuring period. Each NEO’s LTIP grant contains a mix of 75% RSUs and 25% stock options.

          The performance measures established by the Committee for company performance in Fiscal 2008 in relation to the LTIP were:

•	Return on Invested Capital (ROIC); and

•	Operating Income (OI).

          The target LTIP award for each of the NEOs is:

Name	2008 Target LTIP (as% of Base Salary)

Claus, Eric	275%
Galgano, Brenda M	125%
Haub, Christian W	150%
Guldin, Andreas	150%
Philbert, Rebecca	140%

          The Committee chose RSUs since they are earned only if both the ROIC and OI goals are achieved over an extended (i.e. 3-year) period of time. This ensures that the compensation interests of the executive are aligned with the interests of our stockholders.

          The Committee included stock options as part of the NEOs’ LTIP awards because they also align executive interests with those of stockholders by providing compensation where the value is wholly dependent on share price appreciation.

          RSU awards depend upon the Company’s achievement of operating goals over a 3-year period and are only earned if the performance goals are met in the final year of the measuring period. No RSUs are earned if the Company’s actual performance does not meet the minimum standards for either goal. Conversely, the number of RSUs may increase (up to a maximum of 2 times an individual’s target award) when performance meets or exceeds the minimums for both goals. This is different from options, which vest at the rate of 25% per year for four years.

          We have not provided the percentage and dollar values comprising the ROIC and OI measures. We believe that these targets and goals are statements of the Company’s expectations and estimates of future results and, therefore, by disclosing these strategically sensitive projections we will be informing our competitors of the Company’s strategic and operating planning processes, thereby causing our Company competitive harm. Specifically, disclosing OI projections would tell competitors about our growth and operating plans for the next three years, and permit them to respond competitively before we can execute on such plans. Similarly, disclosing ROIC would tell competitors about our cost of capital and our capital development projections, which represent key cost and planning information. Although management believes that with proper execution against its strategic plan the Company will achieve these ROIC and OI targets, they represent a significant improvement over the Company’s historical performance for the past ten years and we therefore consider them to be “stretch” goals.

          The estimated future payouts to the NEOs under the Company’s 2008 LTIP award are set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns (h), (i) & (j) of the Grants of Plan-Based Awards Table on page 33.

          For Fiscal 2009, the Committee approved LTIP grants to our NEOs comprised of performance-based RSUs (“PRSUs”), non-qualified stock options, and time-vested RSUs (“RSUs”), and which are allocated as follows:

	Components of 2009 LTIP
	PRSUs	Options	RSUs
NEOs	33.3%	33.3%	33.3%

The number of PRSUs earned will be determined over a one-year performance period and will be based on the same performance criteria that are used to determine the payout value of Fiscal 2009 MIP awards (EBITDA and Sales Revenue) and based on the same percentage achieved. For example, if 90% of target MIP performance is achieved, then the executive will earn 90% of the PRSUs. The earned PRSUs, and the time-based RSUs and options will vest according to the following schedule:

Equity Component	Year 1	Year 2	Year 3
PRSUs	1/3	2/3	0
Options	1/3	1/3	1/3
RSUs	1/4	0	3/4

The Committee believes that designing the 2009 LTIP in this manner will facilitate the retention of talented employees and enhance our “pay for performance” culture.

          Grant Date Practice

          The Committee’s policy is to use the first day of each new fiscal year as the grant date for any long-term equity incentive award, 1 subject to the Committee’s discretion in relation to the release of material non-public information in the best interests of stockholders. The Company’s grant date practice is applied equally to the NEOs and to any other employees who receive grants of stock options or RSUs.

1 The stock price used to determine the number of award units will be the 10-day average market closing price of the Company’s common stock for the 5 days preceding and 5 days following the grant date.

          Ownership Commitments

          The Company maintains stock ownership guidelines that are applied to all NEOs. A&P believes that mandating management ownership of Company stock ensures their focus on the strategy of providing long-term stockholder value. Under these guidelines, NEOs are expected to own common shares or share equivalents in the following amounts:

(1)	CEO - 3 times base salary;

(2)	Executive Managing Director - 2 times base salary;

(3)	Executive Management Team - 2 times base salary;

(4)	Next reporting level - 1 times base salary.

          For purposes of these guidelines, stock ownership includes shares over which the NEO has direct or indirect ownership or control. This includes restricted stock or restricted stock units, but does not include unexercised stock options. NEOs are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. All NEOs are currently within the indicated time frame to comply with these requirements.

          Health & Welfare and Retirement Benefits

          NEOs are provided comprehensive medical, dental, life insurance and long-term disability benefits that are both competitive and comparable to those found in the marketplace. The medical benefits (which include prescription drug and vision coverage) as well as dental benefits are provided under an “Executive Medical Program.” This program provides 100% coverage for the NEOs and their dependents. Life insurance is provided for each executive in an amount equal to two times base salary up to a maximum of $1.0 million dollars and long-term disability protection is provided to each executive with an available benefit of up to 60% percent of base salary.

          Retirement Benefits

          NEOs are also provided access to certain retirement, savings and supplemental retirement plans:

(1)	Retirement Plan (the “Qualified Plan”) – annual contribution amounts calculated at 4% of all annual eligible compensation up to IRS limits;

(2)	Supplemental Retirement and Benefit Restoration Plan (the “Supplemental Plan”) — designed to provide benefits similar to the Qualified Plan if the IRS cap did not exist;

(3)	401(k) Savings Plan — includes a match of $.50 on every $1.00 for the first six percent of base salary contributed by the executive;

(4)

Supplemental Executive Retirement Plan (the “SERP”) — a retirement vehicle that assists the Committee in attracting and retaining talented leadership. The SERP is made available to a limited group of management employees selected by the Chief Executive Officer with the approval of the Committee. Benefits are intended to supplement the sources of retirement income available under the Company’s various plans. The compensation covered by the SERP is base salary (i.e., the “Annual Salary” reflected in the Summary Compensation Table) computed as an average of such base salary over the highest compensated five (5) years of employment during the last ten (10) years of the executive’s employment. Under the SERP plan, participants are annually awarded a target benefit in an amount equal to 3% of base salary for each year of service, up to a maximum of 20 years or a 60% aggregate benefit. Benefits are not funded but are paid by the Company as they come due. A balance sheet reserve is maintained by the Company. The interest of the participant and his or her spouse under the SERP plan is only that of an unsecured creditor of the Company;

(5)	Deferred Compensation Plan (the “Deferred Comp Plan”) — executives can defer up to 100% of their respective Annual Cash Incentive pay opportunity. NEOs are not entitled to defer any portion of their base salaries or long-term incentive equity awards under the Deferred Comp Plan. Should the NEO in any year choose to defer all or a portion of his or her Annual Cash Incentive award, the NEO may elect to defer this income for either: a) a period of three (3) years; or b) until retirement. All deferred funds are maintained by the Company on the NEO’s behalf in an interest-bearing account; the designated interest rate paid on such accounts is the Company’s average cost of borrowing from the Company’s primary lenders.

          Perquisites and Certain Other Benefits

          Perquisites and Certain Other Benefits for the NEOs may consist of such items as a supplemental defined benefit, participation in the executive medical plan, use of a company car (as well as a driver for Mr. Haub), interest on deferred compensation plan amounts, and relocation and living expenses. The Company believes providing these benefits allows it to remain competitive for leadership talent. The aggregate incremental cost of such benefits incurred by the Company during Fiscal 2008 for each NEO is summarized in the “All Other Compensation Table” on page 32.

          Compensation for Chief Executive Officer

          The CEO is generally compensated in the same manner as the other NEOs. For the Fiscal 2008 performance period, the Committee approved a performance-based annual cash incentive award to the CEO in the amount of $432,000. This amount is reflected in column (g) of the Summary Compensation Table on page 31. The CEO’s Base Salary remained unchanged at $800,000 for Fiscal 2008. This amount is reflected in column (c) of the Summary Compensation Table on page 31.

          Executive Chairman of the Board

          The Executive Chairman is generally compensated in the same manner as the other executives. For the Fiscal 2008 performance period, the Committee approved a performance-based annual cash incentive award to the Executive Chairman in the amount of $478,800. This amount is reflected in column (g) of the Summary Compensation Table on page 31. The Executive Chairman’s Base Salary remained unchanged at $840,000 for Fiscal 2008. This amount is reflected in column (c) of the Summary Compensation Table on page 31.

          Income Tax Consequences

          Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company Chief Executive Officer and the three (3) other most highly compensated executives at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance-based compensation meeting certain requirements. The Company’s 1994 Stock Option Plan, as well as the 1998 and 2008 Long Term Incentive and Share Award Plans are in compliance with the provisions of Section 162(m) so that amounts received upon the exercise of options should be exempt from Section 162(m) limitations.

          As a matter of practice, the Committee intends to set performance-based goals annually under the Company’s annual cash incentive award plan and long-term equity incentive award plan, and to deduct compensation paid under these plans to the extent consistent with the provisions of Section 162(m). However, if such compliance with Section 162(m) conflicts with what the Committee believes to be in the best interests of the Company and its Stockholders, the Committee may conclude that the payment of non-deductible compensation best serves those interests.

          Impact of External Factors on Outstanding Equity Awards

          In 2008, based on changes in our current year forecast and three year strategic plan, the Company determined that the targets as described under the terms of the 2006, 2007 and 2008 LTIP grants will probably not be met. Once this determination was made, the expense related to these LTIP awards was reversed during FY2008 in our Consolidated Statements of Operations. The impact of this expense reversal for each NEO is reflected in Column (e) of the Summary Compensation Table on page 31.

          Modification to Outstanding 2007 Executive Closing & Integration Incentive Plan (“E-CLIIP’)

          The 2007 Executive Closing & Integration Incentive Plan (“E-CLIIP”) was established in connection with the Pathmark acquisition and under the authority of our 1998 Long Term Incentive and Share Award Plan.

          RSUs under the E-CLIIP were awarded to the Named Executive Officers (“NEOs”) on December 3, 2007 and were to be earned only upon the attainment of certain transaction closing- and synergy-related milestones. Earned RSUs awarded under the E-CLIIP were scheduled to vest 36 months after closing of the Pathmark acquisition. However, no RSUs were to vest unless the Company’s common stock reached a sustained (i.e., ten consecutive trading day) threshold price. As of May 21, 2009, the Committee determined that the Company achieved both the Transaction Closing milestone and the Tier I Synergies milestone. While the Company believes that all of the transaction- and synergy-related goals will be met, the Committee expects to assess attainment of the Tier II Synergies milestone later this year.

          In the interests of: i) recognizing NEOs for the expected achievement of the specified integration goals; ii) facilitating retention of NEOs; and iii) considering the impact of the current economic conditions on the Company’s ability to clear the threshold stock hurdle, on May 21, 2009, the Board approved an amendment to the vesting criteria for RSUs granted to our NEOs under the E-CLIIP. As a result of this amendment, the achievement of a specific stock price is no longer a prerequisite to vesting and the earned RSUs will vest on December 3, 2010, subject to the other terms and conditions of the E-CLIIP.

          The following table compares the expected value delivered on the date of grant to the estimated current value to be delivered based upon the Board action1:

NEO	RSUs	Grant Date Fair Value	Estimated Current Value	Current Value as a Percentage of Grant Date Fair Value

Eric Claus	27,927	$1,073,793	$111,708	10.4%
Brenda Galgano	21,032	$808,680	$84,128	10.4%
Christian Haub	27,927	$1,073,793	$111,708	10.4%
Andreas Guldin	14,042	$539,915	$56,168	10.4%
Rebecca Philbert	17,513	$673,375	$70,052	10.4%

1 This illustration assumes: i) all closing and integration synergies have been attained; ii) “Grant Date Fair Value” is the FAS123(R) value on the date of the E-CLIIP grant; iii) the estimated current value of the E-CLIIP award is calculated at the Company’s current approximate stock price.

          2008 Long Term Incentive and Share Award Plan

          The 1998 Long-Term Incentive and Share Award Plan (the “1998 Plan”) expired during 2008 and was replaced with The 2008 Long-Term Incentive and Share Award Plan (the “2008 Plan”), which was approved at a special meeting of stockholders on June 26, 2008. The 2008 Plan provides for the same types of awards as the 1998 Plan, and is otherwise similar to the 1998 Plan. The purpose of the 2008 Plan, like the 1998 Plan, is to help attract, retain and motivate employees and promote long-term growth and profitability by further aligning employee and stockholder interests. The total number of shares of common stock of the Company available for grant under the 2008 Plan is 4,750,000 shares as of the effective date of the 2008 Plan (June 26, 2008).

REPORT OF HUMAN RESOURCES & COMPENSATION COMMITTEE

          The Human Resources & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the Human Resources & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement (and, by reference, included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009).

Human Resources &
Compensation Committee

Bobbie Gaunt, Chair
Ed Lewis
Gregory Mays
Maureen Tart-Bezer

Human Resources & Compensation Committee Interlocks and Insider Participation

          No member of the Human Resources & Compensation Committee indicated above has ever been an officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

          The following table summarizes the compensation of the NEOs for the fiscal years ended February 28, 2009, February 23, 2008 and February 24, 2007.(8) The NEOs are our CEO, CFO and the three other most highly compensated executive officers ranked by their total compensation (column (j)) in the table below.

(a)	(b)	( c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings ($) (6)	All Other Compensation ($)(7)	Total ($)

Claus, Eric	2008	800,000	—	(369,206)	361,677	432,000	28,651	60,715	1,313,837
President and	2007	750,000	93,750	1,545,262	229,244	697,500	115,398	66,228	3,497,382
CEO	2006	698,077	—	1,630,871	94,532	630,000	85,020	63,220	3,201,720

Galgano, Brenda	2008	485,000	—	96,099	96,130	173,387	—	47,040	897,656
Senior Vice President	2007	414,654	28,531	416,848	59,636	212,273	44,906	51,106	1,227,954
and CFO	2006	385,000	—	361,374	25,451	204,338	29,026	47,873	1,053,062

Haub, Christian	2008	840,000	—	(107,147)	214,744	478,800	—	200,606	1,627,003
Exec.Chairman	2007	775,000	96,875	929,339	138,898	720,750	—	204,422	2,865,284
of the Board	2006	772,346	—	894,826	61,478	651,000	—	210,347	2,589,997

Guldin, Andreas	2008	478,539	—	268,845	147,201	223,197	—	159,194	1,276,976
Exec. Managing Dir. Strat. &	2007	370,385	37,019	479,332	63,434	276,210	—	186,468	1,412,848
Corp. Dev.

Philbert, Rebecca	2008	510,000	—	108,809	72,537	182,325	19,470	39,845	932,986
Senior Vice President	2007	415,000	28,531	167,447	29,558	212,273	52,976	241,017	1,146,802
Merchandising and	2006	87,789	—	—	—	44,245	—	103,144	235,178
Supply & Logistics

(1)	Dr. Guldin received an increase in his base salary from $450,000 to $485,000 effective 5/8/08.

(2)	The amounts in column (d) reflect discretionary payments approved by the Committee for Fiscal 2007, as more fully described in the section entitled “Discretionary Bonus” on page 25.

(3)

The amounts in column (e) are not actual payments to the executive, but rather, represent the dollar amount recognized for financial statement reporting purposes for fiscal years 2006, 2007 and 2008, as applicable, for the fair value of RSUs granted in those years as well as prior fiscal years, in accordance with SFAS 123 (R). Amounts for Fiscal 2008 include the reversal of the accounting expense related to RSUs for each NEO under the 2006, 2007 and 2008 LTIP. For further information on this expense reversal, please refer to the section titled “Impact of External Factors on Outstanding Equity Awards” on page 29 in the CD&A. Assumptions used in the calculation of these amounts are included in footnote 16 of the Company’s audited financial statement for the fiscal year ended February 28, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around May 12, 2009.

(4)

The amounts in column (f) are not actual payments to the NEO, but rather, represent the dollar amount recognized for financial statement reporting purposes in fiscal years 2006, 2007 and 2008, as applicable, for the fair value of option awards granted in those years as well as prior fiscal years, in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in Footnote 16 to the Company’s audited financial statements for fiscal year ended February 28, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 12, 2009.

(5)

The amounts in column (g) reflect the cash awards under our MIP to each of the NEOs for 2008, 2007 and 2006, as applicable. The amounts disclose the actual portions of the MIP incentives earned for 2008, 2007 and 2006 performance which were paid in May of 2009, 2008 and 2007, respectively, and do not reflect the amounts shown in Grants of Plan-based Awards Table below.

(6)

The amounts in column (h) include the aggregated change in the actuarial Present Value of Accumulated Benefits (“PVAB”) under all actuarial pension plans during the 2008, 2007 and 2006 fiscal years. The PVAB reflects benefits payable at Normal Retirement Age based on the same assumptions used for Pension Disclosure in the footnotes to the Annual Report, including a discount rate of 7.25% at 2/28/2009, and 5.75% at 2/23/2008 and 2/24/2007. The increase in PVAB is from 2/24/2007 to 2/23/2008 and from 2/23/2008 to 2/28/2009. For Ms. Galgano, the change in PVAB is a negative number. Mr. Haub and Dr. Guldin do not participate in the Company’s SERP program.

(7)	The amounts in column (i) are detailed in the All Other Compensation Table on the next page.

(8)	Dr. Guldin was not an employee of the Company in 2006.

ALL OTHER COMPENSATION

          The following table provides a detailed breakdown of the “All Other Compensation” set forth under column (i) of the Summary Compensation Table appearing on Page 31.

	Other Annual Compensation							Other Compensation

Name	Qualified Plan ($))	Supple-mental Plan ($)	401K Company Match ($)	Life Insurance Premium ($)	MERP (Exec. Medical Plan) ($)	Auto Program ($)		Interest on Deferred Comp. ($)	Relocation or Living Expense ($)		Other ($)(3)	Total All Other Compensation ($)

Claus, Eric	9,200	22,800	6,900	1,740	12,575	7,500		—	—		—	60,715

Galgano, Brenda	9,200	10,200	6,900	582	12,575	6,098		—	—		1,485	47,040

Haub, Christian	9,200	24,400	6,900	600	12,575	118,852	(1)	28,079	—		—	200,606

Guldin, Andreas	9,200	5,799	—	873	12,575	7,748		—	122,999	(2)	—	159,194

Philbert, Rebecca	9,200	11,200	—	918	12,575	5,952		—	—		—	39,845

(1) This amount includes the cost of Mr. Haub’s drivers’ salaries.

(2) This amount reflects the cost of Dr. Guldin’s residential leasehold, as more fully disclosed under the heading “Certain Relationships and Transactions” on page 17.

(3) These amounts reflect payments or reimbursement to the NEOs for executive medical exams.

AWARD TABLES

         The following three tables set forth information regarding awards granted by the Company to the NEOs during the Fiscal 2008 and the status of existing awards. The Grants of Plan-Based Awards Table provides additional information about the plan-based compensation disclosed in the Summary Compensation Table on page 31.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h) (2)	(i)	(j) (3)	(k) (4)	(l) (5)

Name	Grant or Award Date	Plan	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)

Claus,	2/24/2008	MIP	400,000	800,000	1,600,000
Eric	2/292008	LTIP							36,184	27.08	529,734
	2/29/2008	LTIP				29,580	59,160	118,320			1,542,301

Galgano,	2/24/2008	MIP	157,625	315,250	630,500
Brenda	2/29/2008	LTIP							9,971	27.08	145,975
	2/29/2008	LTIP				8,151	16,302	32,604			424,993

Haub,	2/24/2008	MIP	420,000	840,000	1,680,000
Christian	2/29/2008	LTIP							20,723	27.08	303,385
	2/29/2008	LTIP				16,942	33,883	67,766			883,330

Guldin,	2/24/2008	MIP	189,150	378,300	756,600
Andreas	2/29/2008	LTIP							19,736	27.08	288,935
	2/29/2008	LTIP				16,135	32,269	64,538			841,253

Philbert, Rebecca	2/28/2008	MIP	165,750	331,500	663,000
	2/29/2008	LTIP							11,743	27.08	171,918
	2/29/2008	LTIP				9,600	19,200	38,400			500,544

(1) The amounts shown in column (d) reflect the minimum payment level under the Company’s MIP, which is 50% of the target amount shown in column (e). The amount shown in column (f) is 200% of such target amount. These amounts are based upon the NEO’s current salary and position. The actual payment earned for the performance period beginning February 24, 2008 is disclosed under column (g) of the Summary Compensation Table on page 31.

(2) The amounts shown in column (h) reflect the target award for the NEO under the Company’s LTIP. For a detailed discussion of this plan, please refer to section heading LTIP on page 25. The amounts shown in column (h) reflect the RSUs awarded to the NEO under the Company’s LTIP, and represents 75% of the total award.

(3) The amounts shown in column (j) reflect the number of stock options granted to the NEO under the Company’s LTIP, and represents 25% of the total award. All options vest at a rate of 25% per year over the first four years of the ten year option term

(4) The amounts shown in column (k) reflect the exercise price of the stock options, which is the fair market value of the Company’s common stock on February 29, 2008, based upon the closing market price of the stock on that date as reported in the Wall Street Journal.

(5) The amounts shown in column (l) are not actual payments to the NEO but, rather, reflect the dollar amount for the grant date fair value calculated in accordance with FAS 123(R). See footnote 16 to the Consolidated Financial Statements in the Company’s Annual Report on form 10-K for the fiscal year ended February 28, 2009 for an explanation of the assumptions made by the Company in the valuation of these equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

          The Company has entered into employment agreements with all NEOs, except for the Executive Chairman. The following is a summary of the principal provisions of such agreements.

          Term: The employment agreements with Ms. Galgano, Dr. Guldin and Ms. Philbert provide for automatic extensions of the employment period each month for successive 18-month periods unless either the NEO or the Company gives written notice in advance not to extend. The employment agreement with Mr. Claus provides for the employment period to expire on August 14, 2009 but is subject to automatic extensions for additional 12-month periods unless either Mr. Claus or the Company gives written notice at least 6 months in advance not to extend. In addition, in the case of Mr. Claus, a non-extension of the employment period by the Company is treated in the same manner as a termination of employment by the Company during the employment period (and would, therefore, give rise to the applicable benefits described below depending on whether the non-extension was for Cause, Performance or Permanent and Total Disability or for none of these reasons).

          Salary: The employment agreements provide for an annual base salary, to be reviewed by the Compensation Committee periodically (at intervals of not more than 12 months). The current salaries of the NEOs holding employment agreements are:

NEO	Base Salary

Claus, Eric	$800,000
Galgano, Brenda	$480,000
Guldin, Andreas	$485,000
Philbert, Rebecca	$510,000

          Annual Cash Incentive Award: The employment agreements provide that the NEO will be eligible to receive annually or otherwise any bonus awards which the Company or authorized committee of the Board determines to award. The target annual incentive compensation opportunity for each of the NEOs is set forth in the discussion entitled “MIP” and set forth on page 23 hereof.

          Benefit Programs: The employment agreements provide that each NEO will receive such benefits and awards, including without limitation stock options and restricted share awards, as the Compensation Committee shall determine and will be eligible to participate in all employee benefit plans and programs of the Company from time to time in effect for the benefit of senior executives of the Company. The employment agreement with Mr. Claus specifically provides for his continued participation in the Company’s SERP and for his service with The Great Atlantic & Pacific Tea Company of Canada Limited to count for purposes of the SERP. In the case of Dr. Guldin, he is permitted to take up to 20 business days of unpaid leave per calendar year, and he will be reimbursed for housing costs for up to three years from May 1, 2007.

          Termination of Employment Due to Permanent and Total Disability: If the NEO incurs a Permanent and Total Disability (as defined in the employment agreement), the Company may terminate the NEO’s employment by giving at least 45 days’ written notice (except that Dr. Guldin and Ms. Philbert are entitled to 14 day’s notice). If the NEO’s employment is terminated by reason of Permanent and Total Disability, he or she will be entitled to:

•	base salary and other compensation and benefits to the extent actually earned through the date of termination; and

•	any reimbursement amounts owed.

          A Permanent and Total Disability is generally defined to exist where the NEO is unable to substantially carry out his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          Termination of Employment By Death: If the NEO dies during the employment period, his or her estate or beneficiaries will be entitled to:

•	base salary and other compensation and benefits to the extent actually earned through the date of death;

•	any reimbursement amounts owed; and

•	any death benefits owed under the Company’s employee benefit plans.

          Termination of Employment for Cause: The Company may immediately terminate the NEO’s employment for Cause, except that in the case of Ms. Galgano and Ms. Philbert such a termination for Cause requires at least 45 days’ prior written notice and 14 days’ written notice, respectively. Cause is defined to occur where the NEO:

(i)	willfully, substantially and continually fails to perform his or her duties;

(ii)	willfully fails to comply with reasonable instructions of certain designated persons;

(iii)	willfully engages in conduct which is or would reasonably be expected to be materially and demonstrably injurious to the Company;

(iv)	willfully engages in an act or acts of dishonesty resulting in material personal gain to the NEO at the expense of the Company;

(v)	is convicted of a felony;

(vi)	engages in an act or acts of gross malfeasance in connection with his or her employment;

(vii)	commits a material breach of the confidentiality provision of the employment agreement; or

(viii)	exhibits demonstrable evidence of alcohol or drug abuse having a substantial adverse effect on his or her job performance.

          If the Company terminates the NEO’s employment for Cause, he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed; and

•

in the case of Mr. Claus, outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of 30 days following such termination (but in no event beyond the expiration date of the applicable option).

          Termination by NEO Without Good Reason: The NEO may terminate his or her employment without Good Reason (as defined below) by giving the Company at least 45 days’ written notice (and 14 days’ written notice in the case of Dr. Guldin and Ms. Philbert). If the NEO terminates his or her employment without Good Reason, he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination; and

•	any reimbursement amounts owed.

          Termination by Company Without Cause: The Company may terminate the employment of Mr. Claus, Dr. Guldin and Ms. Philbert for reasons other than Cause, Permanent and Total Disability or Performance, by giving at least 45 days’ written notice to Mr. Claus, and 14 days’ written notice to Dr. Guldin and Ms. Philbert. The Company may terminate Ms. Galgano’s employment for reasons other than Cause or Permanent and Total Disability by giving at least 45 days’ written notice. The benefits payable upon a termination of employment without Cause will depend upon whether the termination occurs in connection with a Change of Control as described below.

          Termination by NEO for Good Reason: The NEO may terminate his or her employment for Good Reason by giving the Company at least 45 days’ written notice (or 14 days’ written notice in the case of Dr. Guldin or Ms. Philbert), provided he or she gives such notice within 3 months of the occurrence of the event constituting Good Reason. Good Reason is defined as:

•	a significant reduction in the scope of authority, functions, duties or responsibilities of the NEO;

•	any reduction in base salary; or

•	a significant reduction in employee benefits other than in connection with an across-the-board reduction similarly affecting substantially all senior executives of the Company.

          In the case of Ms. Galgano, Good Reason also includes: (i) being required to report directly to someone other than the CEO or (ii) relocation of her office more than 50 miles away from her current office location. The benefits payable upon a termination of employment for Good Reason depend upon whether the termination occurs in connection with a Change of Control as described below.

          Benefits upon Termination without Cause or for Good Reason (No Change of Control): If the Company terminates the NEO’s employment other than for Cause, Permanent and Total Disability or Performance (except in the case of Ms. Galgano), or the NEO terminates employment for Good Reason, and the termination of employment does not occur within 13 months of a Change of Control (as defined in the employment agreements), he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed;

•

18 months (24 months in the case of Mr. Claus) of pay, in monthly payments each equal to 1⁄12 of the sum of base salary and the average of the three highest bonuses in the five calendar years preceding the termination (except for Dr. Guldin and Ms. Philbert, where the measure period is fiscal years);

•	pro rata bonus for the year in which the termination occurred;

•	18 months (24 months in the case of Mr. Claus) of medical, dental, vision, life insurance and, if reasonably commercially available, Long-Term Disability coverage; and

•

in the case of Mr. Claus, any outstanding stock options held as of the date of termination, to the extent then exercisable, shall remain exercisable for a period of twelve months following such termination of employment (but in no event beyond the expiration date of the applicable option).

          Dr. Guldin’s and Ms. Philbert’s entitlement to the foregoing benefits is conditioned on execution of a confidential separation and release agreement. The following table sets forth the events comprising a Change of Control:

EVENTS COMPRISING A “CHANGE OF CONTROL”

(i)

any persons or group (other than the Company, any subsidiary of the Company and Tengelmann) shall beneficially own, directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board and such voting power exceeds the then current voting power of Tengelmann,

(ii)	control of Tengelmann is acquired by any person or persons other than family members or entities controlled by family members of Erivan Haub,

(iii)	current directors (and successors whose nomination or election was approved by 2⁄3 of the current directors or such successors) cease to constitute a majority of the members of the Board,

(iv)

the stockholders of the Company approve a plan of complete liquidation of the Company or a merger or consolidation of the Company (other than a merger or consolidation in which the holders of Company common stock immediately prior to the merger or consolidation have directly or indirectly at least a majority of the common stock of the continuing or surviving corporation immediately after the merger or consolidation, or the Board immediately prior to the merger or consolidation would immediately after the merger or consolidation constitute a majority of the board of the continuing or surviving corporation), or

(v)	the stockholders of the Company approve an agreement or agreements providing for the sale or other disposition of all or substantially all of the Company’s assets.

          Benefits upon Termination without Cause or for Good Reason (Change of Control) or within 30 days after 1st anniversary of Change of Control: If the Company terminates the NEO’s employment other than for Cause, Permanent or Total Disability or Performance (except in the case of Ms. Galgano), or the NEO terminates employment for Good Reason, and the termination of employment occurs within 13 months of a Change of Control, he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed;

•

payment equal to three times the sum of annual base salary and the average of the three highest bonuses in the five calendar years preceding termination paid in a lump sum within 45 days of the termination (except that in the case of Mr. Guldin and Ms. Philbert the measuring period is fiscal years);

•	pro-rata bonus for the year of termination of employment;

•	36 months of medical, dental, vision, life insurance, and, if reasonably commercially available, Long-Term Disability coverage; and

•

in the case of Mr. Claus, any outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of twelve months following such termination of employment (but in no event beyond the expiration date of the applicable option).

          The NEO would also be entitled to the benefits listed above if his or her employment terminates for any reason during the 30-day period beginning on the first anniversary of the Change of Control.

          Dr. Guldin’s and Ms. Philbert’s entitlement to the foregoing benefits is conditioned on execution of a confidential separation and release agreement.

          Termination for Performance: The employment agreements with Mr. Claus, Dr. Guldin and Ms. Philbert provide that the Company may, upon written notice, terminate employment for failure to meet satisfactory performance. If the Company terminates employment for performance, the NEO will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed;

•	12 months of severance pay (each monthly payment equals 1⁄12 of annual base salary);

•	12 months of continued coverage by the medical plans of the Company; and

•

(in the case of Mr. Claus and Ms. Philbert) outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of three months following such termination of employment (but in no event beyond the expiration date of the applicable option).

          Dr. Guldin’s entitlement to the foregoing benefits is conditioned upon his execution of a confidential separation and release agreement.

          Excise Tax Gross-Up: The employment agreements provide that, if any payment or benefit to the NEO under the employment agreement or otherwise would be subject to the excise tax on excess parachute payments or interest or penalties with respect thereto, the Company will pay the NEO a gross-up amount designed to put him or her in the same after-tax position as if such excise tax, interest and penalties had not been imposed.

          Non-competition: The employment agreements include non-competition restrictions in effect during employment and for a period of time following termination of employment. These non-competition restrictions remain in effect for the periods set forth in the following table:

Non-Compete Period

Reason for Termination	Mr. Claus	Other NEOs

For Performance	12 months	18 months

For Reasons Other Than Cause, Permanent and Total Disability or Performance (and not within 13 months of a Change of Control)	24 months	18 months

For Reasons Other Than Cause, Permanent and Total Disability or Performance (and within 13 months of a Change of Control)	36 months	18 months

NEO Terminates for Good Reason (and not within 13 months of a Change of Control)	24 months	18 months

NEO Terminates for Good Reason (and within 13 months of a Change of Control) or for any reason within 30 days after the 1st anniversary of a change in control	36 months	18 months

          The non-competition restrictions are defined in terms of (i) geography (applying to geographical areas of the U.S. or Canada in which the Company conducts business directly or indirectly) and (ii) the type of business (applying to businesses similar to the types of businesses conducted by the Company to any significant extent during the NEO’s period of employment or on the date of termination of employment).

          Confidentiality: The NEOs are prohibited from disclosing, directly or indirectly, confidential information relating to the Company except as necessary and appropriate in connection with his or her employment.

          In 2008, the Company amended the employment agreements with each of its NEOs to address changes required by Section 409A of the Internal Revenue Code, which sets forth regulations governing the deferral of executive compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

          The following table sets forth information for each NEO with respect to: (a) each grant of options to purchase our Common Stock that was made at any time, had not been exercised and remained outstanding as of February 28, 2009; and (b) each award of restricted stock that was made at any time, had not vested and remained outstanding as of February 28, 2009.

	Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Claus, Eric	9/6/05					63,209	257,261
	4/19/06	12,955	12,956	$27.71	4/19/2016
	5/24/06					20,159	82,047	16,127	65,637
	3/5/07	5,990	17,970	$32.50	3/5/2017
	3/5/07							24,797	100,924
	8/7/07							27,927	113,663
	2/29/08		36,184	$27.08	2/28/2018
	2/29/08							29,580	120,391

Galgano, Brenda	3/19/02	11,378		$22.05	3/19/2012
	3/17/03	2,845		$3.63	3/17/2013
	3/17/03	1,897		$3.63	3/17/2013
	3/9/04	6,322		$6.32	3/9/2014
	3/3/05					21,070	85,755
	10/28/05					8,428	34,302
	4/19/06	3,488	3,488	$27.71	4/19/2016
	5/24/06					5,428	22,092	4,342	17,672
	3/5/07	1,506	4,520	$32.50	3/5/2017
	3/5/07							6,237	25,385
	8/7/07							21,032	85,600
	2/29/08		9,971	$27.08	2/28/2018
	2/29/08							8,151	33,175

Haub, Christian	3/20/00	104,290		$14.18	3/20/2010
	3/20/01	189,618		$7.16	3/20/2011
	3/3/05					73,744	300,138
	4/19/06	8,425	8,426	$27.71	4/19/2016
	5/24/06					13,110	53,358	10,488	42,686
	3/5/07	3,376	10,129	$32.50	3/5/2017
	3/5/07							13,977	56,886
	8/7/07							27,927	113,663
	2/29/08		20,723	$27.08	2/28/2018
	2/29/08							16,941	68,950

Guldin, Andreas	5/1/07	3,985	11,957	$31.31	5/1/2017
	5/1/07							14,372	58,494
	5/1/07					5,000	20,350
	8/7/07							14,042	57,151
	2/29/08		19,736	$27.08	2/28/2018
	2/29/08							16,134	65,665

Philbert, Rebecca
	3/5/07	1,506	4,520	$32.50	3/5/2017
	3/5/07							6,237	25,385
	8/7/07							17,513	71,278
	2/29/08		11,743	$27.08	2/28/2018
	2/29/08							9,600	39,072

(1)	Calculated using a fiscal year end value of $4.07 (the closing price of the stock on February 27, 2009).

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Claus, Eric	—	—	63,209	1,757,210

Galgano, Brenda	—	—	29,497	820,017

Haub, Christian	63,206	56,361	73,744	2,050,083

Guldin, Andreas	—	—	5,000	21,450

Philbert, Rebecca	—	—	—	—

(1)	Figures based on the difference between the fair market value of A&P’s common stock on date of exercise and the grant price of options as of date of grant, multiplied by number of options exercised.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)(3)	Present Value of Accumulated Benefit ($) (4)	Payments During Last Fiscal Year ($)

Claus, Eric	SERP	6.25	435,958	—

Galgano, Brenda	SERP	9.33	138,934	—

Haub, Christian (1)	—	N/A	—	—

Guldin, Andreas (2)	—	N/A	—	—

Philbert, Rebecca	SERP	2.17	72,446	—

(1)	Mr. Haub does not participate in the Company’s SERP Plan.

(2)	Dr. Guldin did not participate in the Company’s SERP Plan in Fiscal 2008.

(3)	The Number of Years credited service is represented in the table as of 2/28/09.

(4)

The Present Value of Accumulated Benefits reflects benefits payable at Normal Retirement Age based on the same assumptions used for Pension Disclosure in the footnotes to the Annual Report, including a discount rate of 7.25%.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Aggregate Interest Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)

Claus, Eric	—	—	—	—

Galgano, Brenda	—	—	—	—

Haub, Christian (1)	323,974	28,079	—	352,053

Guldin, Andreas	—	—	—	—

Philbert, Rebecca	—	—	—	—

(1)	Mr. Haub was the only NEO to participate in the Company’s NQ Deferred Compensation Program.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

          The following table shows the amounts that would be payable to the Company’s NEOs, assuming a termination of employment occurred on February 28, 2009 qualifying the NEO to receive termination benefits:

Name	Cash Severance Payments ($)	Bonus Payments ($)	Continuation of Medical/Welfare Benefits ($)	Accelerated Vesting of Stock Options ($)	Accelerated Vesting of Restricted Stock Units ($)(1)	Excise Tax Gross-up ($)	Total ($)

Eric Claus
Involuntary or Good Reason Termination No Change of Control (24 months)	3,147,500	432,000	25,150	—	—	—	3,604,650
Involuntary or Good Reason Termination Change of Control or termination within 30 days after 1st anniversary of Change of Control (36 months)	4,721,250	432,000	37,725	—	913,207	1,041,166	7,145,348
Termination for Performance (12 months)	800,000	—	12,575	—	—	—	812,575

Galgano, Brenda
Involuntary or Good Reason Termination No Change of Control (18 months)	1,093,029	173,387	18,863	—	—	—	1,285,279
Involuntary or Good Reason Termination Change of Control or termination within 30 days after 1st anniversary of Change of Control (36 months)	2,186,058	173,387	37,725	—	294,611	485,141	3,176,922

Haub, Christian
Involuntary or Good Reason Termination No Change of Control	—	—	—	—	—	—	—
Involuntary or Good Reason Termination Change of Control or termination within 30 days after 1st anniversary of Change of Control	—	—	—	—	690,545	—	690,545

Guldin, Andreas
Involuntary or Good Reason Termination No Change of Control (18 months)	1,129,820	223,197	18,863	—	—	—	1,371,880
Involuntary or Good Reason Termination Change of Control or termination within 30 days after 1st anniversary of Change of Control (36 months)	2,259,639	223,197	37,725	—	268,673	618,822	3,408,056
Termination for Performance (12 months)	485,000	—	12,575	—	—	—	497,575

Philbert, Rebecca
Involuntary or Good Reason Termination No Change of Control (18 months)	1,071,488	182,325	18,863	—	—	—	1,272,676
Involuntary or Good Reason Termination Change of Control or termination within 30 days after 1st anniversary of Change of Control (36 months)	2,142,976	182,325	37,725	—	128,913	474,878	2,966,817
Termination for Performance (12 months)	510,000	—	12,575	—	—	—	522,575

(1)

The amounts reflected in this column do not include grants under the Company’s 2007 Executive Closing & Integration Incentive Plan (“E-CLIIP”), as they are not subject to accelerated vesting in the event of a Change of Control. The amount of the E-CLIIP grant to the NEOs is set forth on the Outstanding Equity Awards at Fiscal Year End Table on page 39, and is identified by its grant date of August 7, 2007.

          The table above does not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment such as disability benefits, life insurance payable upon death during employment, 401(k) plan vested benefits, and accrued vacation pay. The table also does not include pension benefits that become payable upon termination of employment, which are set forth in the Pension Plan Table.

          The benefits payable under the employment agreements entered into with Mr. Claus, Ms. Galgano, Dr. Guldin and Ms. Philbert upon termination of employment under specific circumstances are described on pages 34 to 38 under the heading “Employment Agreements”.

          Mr. Haub does not have an employment agreement with the Company and, therefore, his entitlement, if any, to severance compensation in the event of his termination of employment is subject to the discretion of the Human Resources & Compensation Committee.

          The terms of outstanding stock options provide as follows: (i) the option will become fully exercisable upon a Change of Control (as defined in the Company’s 1998 and 2008 Long Term Incentive and Share Award Plan, as applicable), (ii) in the event of the optionee’s death while employed by the Company or its parent or subsidiary, the option will become fully exercisable until the first anniversary of the optionee’s death, (iii) in the event of the optionee’s death after termination of employment but while the option is still exercisable, the option will remain exercisable until the first anniversary of the optionee’s death but only to the extent the option had become exercisable during employment, (iv) in the event the optionee becomes disabled (as defined in the option agreement), the option will remain exercisable until the first anniversary of the optionee’s becoming disabled but only to the extent the option had become exercisable during employment, (v) in the event of the optionee’s retirement under a tax-qualified pension or retirement plan of the Company or its parent or subsidiary, the option will become fully exercisable for the remainder of its term, (vi) in the event the optionee’s employment is terminated without cause (as defined in the option agreement) by the Company or its parent or subsidiary or with the written consent of the Company or its parent or subsidiary, the option will remain exercisable until the first anniversary of termination of employment but only to the extent the option had become exercisable during employment, (vii) in the event the optionee’s employment is terminated for cause (as defined in the option agreement) by the Company or its parent or subsidiary, the option will terminate immediately upon termination of employment, and (viii) in the event of the termination of employment for any reason not described above, the option will remain exercisable for three months following termination of employment but only to the extent the option had become exercisable during employment; provided, however, that in no event may an option be exercised after the expiration of its ten-year term. The terms of outstanding options also provide that, in the event the optionee attains age 64 while employed by the Company or its parent or subsidiary, the option becomes fully exercisable for the remaining term of the option on the later of the optionee’s attainment of age 64 or the date which is 6 months after the grant date. In the event of a Change of Control (as defined in the Company’s 1998 Long Term Incentive and Share Award Plan), all outstanding restricted stock units become fully vested. The terms of outstanding restricted stock units provide that such units will be forfeited immediately upon a termination of employment for any reason.

          The table above shows the value of the accelerated exercisability of stock options and the value of the accelerated vesting of restricted stock units if an event giving rise to accelerated vesting occurs as of February 28, 2009.

          In the event of a termination by the Company for cause, a termination by the NEO without Good Reason, death, disability or retirement, the named executive officer will not be entitled to any compensation or benefits other than compensation and benefits generally available to all salaried employees on a nondiscriminatory basis and pension benefits under SERP.

AUDIT & FINANCE COMMITTEE
Report of the Audit & Finance Committee

          The Audit & Finance Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit & Finance Committee retains the Company’s independent auditors.

          Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to express an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit & Finance Committee’s responsibility is to monitor and oversee these processes on behalf of the Board.

          In performance of its oversight function, the Audit & Finance Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2008 and the performance and fees of PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, with management. The Audit & Finance Committee has also met and discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented, relating to the conduct of the audit. The Audit & Finance Committee has received the written disclosures and the letter from PwC required by the Public Company Accounting Oversight Board (United States) confirming their independence from management and the Company. Lastly, the Audit & Finance Committee has met with the internal auditors to ensure that PwC, management and the internal auditors were carrying out their respective responsibilities. Both PwC and the internal auditors have full access to the Audit & Finance Committee, including regular meetings without management present. Based on the review of the audited financial statements and the discussions and review with the independent registered public accounting firm mentioned above, the Audit & Finance Committee recommended to the Board that the audited financial statements for Fiscal 2008 be included in the Company’s Annual Report on Form 10-K for Fiscal 2008.

Audit & Finance Committee
Maureen Tart-Bezer, Chair
Bobbie Gaunt
Dan Kourkoumelis
Edward Lewis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Board of Directors, upon the Audit & Finance Committee’s recommendation, reappointed PwC, independent registered public accounting firm, as the Company’s independent registered public accounting firm for Fiscal 2008. One or more representative(s) of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to questions.

Fees and Services

          The following table presents aggregate fees billed to the Company by PwC for professional services rendered for Fiscal 2008 and Fiscal 2007.

	2008	2007

Audit Fees(1)	$2,965,000	$3,366,000
Audit-Related Fees(2)	420,000	1,532,000
Tax Fees(3)	226,605	629,785
Other(4)	—	—

PwC Total Fees	$3,611,605	$5,527,785

(1)

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and review of the quarterly financial statements and internal controls over financial reporting, and audit services in connection with statutory or regulatory filings, consents or other SEC matters.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In Fiscal 2008, this category consisted of fees associated with the acquisition of Pathmark. In Fiscal 2007, this category consisted of fees associated with the audit of employee benefit plans, the sale of the Canadian operations and services relating to the future acquisition of Pathmark.

(3)

Tax Fees consist of fees billed for professional services rendered for tax consulting services. In Fiscal 2007, this category consisted primarily of fees associated with the sale of the Canadian operations.

(4)	Other Fees consist of fees for products and services other than those reported above.

Pre-Approval Process and Policy

          Our Audit & Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Our Audit & Finance Committee pre-approved all such audit and non-audit services provided by the independent auditors in Fiscal 2008 and 2007 These services have included audit services, audit-related services, tax services and other services.

STOCKHOLDER PROPOSALS

          The Company will consider including a stockholder’s proposal in the proxy statement and form of proxy for the Annual Meeting of Stockholders for Fiscal 2009 if it receives such proposal at the principal office of the Company no later than January 29, 2010. In order for a proposal submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by April 15, 2010.

OTHER MATTERS

          No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the Annual Meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

By Order of the Board of Directors

ALLAN RICHARDS
Senior Vice President, Human Resources, Labor Relations, Legal
Services & Secretary
Dated: May 29, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 16, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at https://materials.proxyvote.com/390064

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided.↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   X

(1) ELECTION OF DIRECTORS

NOMINEES:
□	FOR ALL NOMINEES	O J. D. Barline O J. J. Boeckel
□	WITHHOLD AUTHORITY FOR ALL NOMINEES	O B. Gaunt O A. Guldin O C. W. E. Haub
□	FOR ALL EXCEPT (See instructions below)	O D. Kourkoumelis O E. Lewis O G. Mays O M. B. Tart-Bezer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder                             Date:                        Signature of Stockholder                                Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

-----------

CONFIDENTIAL VOTING INSTRUCTION FORM

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

SAVINGS PLAN

FIDELITY MANAGEMENT TRUST COMPANY

I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 16, 2009, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised "FOR" item (1).

By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 29, 2009, and a copy of the Annual Report.

Please sign, date and return this form, or provide directions via telephone or internet, by July 13, 2009. For all shares attributable to Plan participant accounts for which the Trustee does not receive voting directions by July 13, 2009, the Trustee will not vote such shares.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Dear Stockholder:

We are pleased to send you our 2008 Annual Report and Proxy Statement. The Annual Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on Thursday, July 16, 2009 at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices at 2 Paragon Drive, Montvale, New Jersey or visit A&P's home page at www.aptea.com. Our 2008 Annual Report and Proxy Statement are posted on the website under the Investor Relations tab.

Sincerely,

Allan Richards

Senior Vice President, Human Resources, Labor

Relations, Legal Services & Secretary

IMPORTANT NOTICE: This is your admission ticket. Upon arrival, please present this admission ticket at the registration desk. All annual meeting attendees may be asked to present a valid governmentissued photo identification, such as a driver's license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the annual meeting, and attendees will be subject to security inspections.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

PROXY – FOR THE ANNUAL MEETING – JULY 16, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Meeting and Proxy statement dated May 29, 2009, appoints CHRISTIAN W.E. HAUB, ALLAN RICHARDS AND CHRISTOPHER MC GARRY, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. 9 (EDT) July 16, 2009, at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ITEM (1), SAID ITEM BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTURE HEREOF.

(To be signed on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 16, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at https://materials.proxyvote.com/390064

↓  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  X

(1) ELECTION OF DIRECTORS

NOMINEES:
□	FOR ALL NOMINEES	O J. D. Barline
O J. J. Boeckel
□	WITHHOLD AUTHORITY	O B. Gaunt
	FOR ALL NOMINEES	O A. Guldin
□		O C. W. E. Haub
	FOR ALL EXCEPT	O D. Kourkoumelis
	(See instructions below)	O E. Lewis
O G. Mays
O M. B. Tart-Bezer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

□

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

July 16, 2009

SAVINGS PLAN

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at https://materials.proxyvote.com/390064

↓  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  X

(1) ELECTION OF DIRECTORS

NOMINEES:
□	FOR ALL NOMINEES	O J. D. Barline
O J. J. Boeckel
□	WITHHOLD AUTHORITY	O B. Gaunt
	FOR ALL NOMINEES	O A. Guldin
□		O C. W. E. Haub
	FOR ALL EXCEPT	O D. Kourkoumelis
	(See instructions below)	O E. Lewis
O G. Mays
O M. B. Tart-Bezer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

□

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.